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DRAFT 6 (04/04/2002) - SENT TO PRINTER



                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934



Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_| Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
|X| Definitive Proxy Statement
|_| Definitive Additional Materials
|_| Soliciting Material Pursuant to ss.240.14a-12


                                  GUESS?, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X| No fee required.

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1.    Title of each class of securities to which transaction applies:

               ----------------------------------------------------------------

         2.    Aggregate number of securities to which transaction applies:

               ----------------------------------------------------------------

         3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

               ----------------------------------------------------------------

         4.    Proposed maximum aggregate value transaction:

               ----------------------------------------------------------------

         5.    Total fee paid:

               ----------------------------------------------------------------


--------------------------------
|_| Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

      1.    Amount Previously Paid:
                                   ---------------------------------------------
      2.    Form, Schedule or Registration Statement No.:
                                                         -----------------------
      3.    Filing Party:
                         -------------------------------------------------------
      4.    Date Filed:
                       ---------------------------------------------------------

                                  GUESS?, INC.
                           1444 SOUTH ALAMEDA STREET
                         LOS ANGELES, CALIFORNIA 90021

                             ----------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 13, 2002
                            ------------------------

To the Stockholders of GUESS?, Inc:

      The 2002 annual meeting of stockholders (the "Annual Meeting") of GUESS?, Inc., a Delaware corporation (the "Company"), will be held at the Le Meridien Hotel, 465 South La Cienega Boulevard, Beverly Hills, California 90048, on Monday, May 13, 2002, at 10:00 a.m., pacific time, to:

      1. Elect three directors for a term of three years each and until their successors are duly elected and qualified;

      2.    Approve the Company's 2002 Employee Stock Purchase Plan;

      3. Ratify the appointment of KPMG LLP as independent certified public accountants of the Company for the fiscal year ending December 31, 2002; and

      4. Transact such other business as may properly come before the Annual Meeting and any and all adjournments or postponements thereof.

      Only stockholders of record at the close of business on April 3, 2002, are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

      If you plan to attend:

      Please note that space limitations make it necessary to limit attendance to stockholders and one guest. Admission to the Annual Meeting will be on a first-come, first-served basis. Registration opens at 9:00 a.m., pacific time. Cameras and recording devices will not be permitted at the Annual Meeting.

      If your shares are held of record by a broker, bank or other nominee and you wish to attend the Annual Meeting, you must obtain a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares as of the record date and bring it to the Annual Meeting. In order to vote your shares at the Annual Meeting, you must obtain from the record holder a proxy issued in your name.

      Your attention is called to the Proxy Statement on the following pages. We hope that you will attend the Annual Meeting in person. The Board of Directors and management look forward to greeting those stockholders able to attend. Regardless of how many shares you own, your vote is very important. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY, WHICH IS BEING SOLICITED BY THE BOARD OF DIRECTORS, IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.

      On behalf of the Board of Directors, we would like to express our appreciation for your continued interest in the affairs of the Company.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Maurice Marciano                          /s/  Paul Marciano
----------------------------                  ----------------------------
Maurice Marciano                              Paul Marciano
Co-Chairman of the Board and                  Co-Chairman of the Board and
Co-Chief Executive Officer                    Co-Chief Executive Officer

Los Angeles, California
April 12, 2002

                                  GUESS?, INC.
                            1444 SOUTH ALAMEDA STREET
                          LOS ANGELES, CALIFORNIA 90021

                             ----------------------
                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 13, 2002
                             ----------------------

                                  INTRODUCTION

      This Proxy Statement and the enclosed form of proxy are being furnished commencing on or about April 12, 2002, in connection with the solicitation by the Board of Directors (the "Board of Directors" or the "Board") of Guess?, Inc. (the "Company") of proxies in the enclosed form for use at the 2002 annual meeting of stockholders (the "Annual Meeting") to be held at Le Meridien Hotel, 465 South La Cienega Boulevard, Beverly Hills, California 90048, on Monday, May 13, 2002, at 10:00 a.m., pacific time, and any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

      In connection with the solicitation by the Board of Directors of proxies for use at the Annual Meeting, the Board of Directors has designated Carlos Alberini and Ralph Flick to vote shares represented by such proxies. Any proxy given pursuant to such solicitation and received in time for the Annual Meeting and not revoked will be voted as specified in such proxy. If no instructions are given, proxies will be voted FOR the election of the nominees named below under the caption "Proposal No. 1: Election of Class III Directors," FOR the approval of the 2002 Employee Stock Purchase Plan (the "Stock Purchase Plan") below under the caption: "Proposal No. 2: Approval of the 2002 Employee Stock Purchase Plan," and FOR the appointment of KPMG LLP as independent certified public accountants of the Company for the year ending December 31, 2002, below under the caption "Proposal No. 3: Ratification of Selection of Independent Certified Accountants." Any proxy may be revoked by delivering written notice of such revocation to the Secretary of the Company at any time prior to the voting thereof or by delivering a later dated proxy to the Secretary of the Company at any time prior to the voting thereof, or by voting in person at the Annual Meeting in accordance with the instructions discussed in this Proxy Statement.

      This solicitation is made by mail on behalf of the Board of Directors. Costs of the solicitation will be borne by the Company. Further solicitation of proxies may be made by telephone, telegraph, facsimile or personal interview by the directors, officers and employees of the Company and its affiliates, who will not receive additional compensation for the solicitation. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to stockholders.

      Only holders of record of the Company's common stock, par value $0.01 per share (the "Common Stock") at the close of business on April 3, 2002, are entitled to notice of and to vote at the Annual Meeting. As of the close of business on April 3, 2002, there were 43,554,889 shares of Common Stock outstanding. Each share of Common Stock entitles the record holder thereof to one vote on all matters properly brought before the Annual Meeting.

      Brokers holding shares for beneficial owners must vote those shares according to the specific instructions they receive from the owners. If instructions are not received, brokers may vote the shares at their discretion, depending upon the type of proposals involved. "Broker non-votes" result when brokers are precluded by the rules of the New York Stock Exchange from exercising their discretion on certain types of proposals. Brokers have discretionary authority to vote on the proposals being submitted. The Inspector of Election will treat broker non-votes as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but not as shares present and voting on such proposal, thus having no effect on the outcome of such proposal.

      Each director will be elected by a plurality of the votes cast at the Annual Meeting. Stockholders may not cumulate their votes. Accordingly, abstentions or broker non-votes will not affect the outcome of the election of the Class III directors.

      The favorable vote of a majority of votes cast will be required to approve the 2002 Employee Stock Purchase Plan and to ratify the selection of KPMG LLP. Accordingly, abstentions or broker non-votes will not affect the outcome of the vote on these proposals.

      The Board of Directors knows of no matters to come before the Annual Meeting other than the matters referred to in this Proxy Statement. If, however, any matters properly come before the Annual Meeting, it is the intention of each of the persons named in the accompanying proxy to vote such proxies in accordance with such person's discretionary authority to act in such person's best judgment.

      The principal executive offices of the Company are located at 1444 South Alameda Street, Los Angeles, California 90021.

                              ELECTION OF DIRECTORS

      Pursuant to the Company's Restated Certificate of Incorporation, the Board of Directors is divided into three classes of directors serving staggered terms (Classes I, II and III). One class of directors is elected at each annual meeting of stockholders for a three-year term and will hold office until their successors shall have been elected and qualified. The Company's Bylaws currently authorize a Board of Directors consisting of not less than three nor more than fifteen directors. The Board of Directors currently consists of seven members of which Carlos Alberini and Alice Kane are Class I directors, Paul Marciano and Robert Davis are Class II directors and Maurice Marciano, Howard Socol and Bryan Isaacs are Class III directors.

                 PROPOSAL NO. 1: ELECTION OF CLASS III DIRECTORS
                             (ITEM 1 ON PROXY CARD)

      At the Annual Meeting, three Class III directors are to be elected to serve for a term to expire at the 2005 annual meeting of stockholders. The nominees for these positions are Maurice Marciano, Howard Socol and Howard Weitzman (the "Class III Nominees"). Mssrs. Socol and Weitzman are not employed by, or affiliated with, the Company. Each of the Class III Nominees has consented to being named in this Proxy Statement and has agreed to serve as a member of the Board of Directors if elected. Information regarding the Class III Nominees and the continuing directors whose terms expire in 2003 and 2004 is set forth under the heading "Directors and Executive Officers" beginning on page 13.

      The Class III directors will be elected by a plurality of the votes cast at the Annual Meeting. Stockholders may not cumulate their votes. Accordingly, abstentions or broker non-votes will not affect the outcome of the election of the Class III directors. The accompanying proxy will be voted FOR the election of the Class III Nominees unless contrary instructions are given. IF THE CLASS III NOMINEES ARE UNABLE TO SERVE, WHICH IS NOT ANTICIPATED, THE PERSONS NAMED AS PROXIES INTEND TO VOTE FOR SUCH OTHER PERSON OR PERSONS AS THE BOARD OF DIRECTORS MAY DESIGNATE. IN NO EVENT WILL THE SHARES REPRESENTED BY THE PROXIES BE VOTED FOR MORE THAN THREE CLASS III DIRECTORS AT THE ANNUAL MEETING. UNLESS INSTRUCTED TO THE CONTRARY IN THE PROXY, THE SHARES REPRESENTED BY THE PROXIES WILL BE VOTED FOR THE ELECTION OF THE CLASS III NOMINEES NAMED ABOVE.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE CLASS III
NOMINEES.

                                 PROPOSAL NO. 2:
                APPROVAL OF THE 2002 EMPLOYEE STOCK PURCHASE PLAN
                             (ITEM 2 ON PROXY CARD)

      The Board of Directors has adopted unanimously and recommends that the stockholders approve the adoption of the Guess?, Inc. 2002 Employee Stock Purchase Plan (the "Stock Purchase Plan"), under which 2,000,000 shares of Common Stock are reserved for issuance.

      The following is a brief description of the material features of the Stock Purchase Plan and is qualified in its entirety by reference to the Stock Purchase Plan, which is attached as an Appendix to this Proxy Statement and is incorporated herein by reference. You should read the Appendix in its entirety.

PURPOSE AND ELIGIBILITY

      The purpose of the Stock Purchase Plan, which is intended to qualify under
Section 423 of the Internal Revenue Code (the "Code"), is to provide all of the employees of the Company and subsidiaries which have been designated by the Board of Directors (each, a "Designated Subsidiary") with an opportunity to purchase our Common Stock through payroll deductions. The Stock Purchase Plan is also drafted broadly enough to allow for the inclusion of any future subsidiaries. The Stock Purchase Plan is intended to benefit both employees and stockholders. The Stock Purchase Plan gives employees the opportunity to purchase stock at a favorable price and we believe that this will assist us in attracting, motivating and retaining valued employees. We believe that stockholders will benefit from the interest of the participating employees in our profitability and that we will benefit from the periodic investments of equity capital provided by the Stock Purchase Plan.

      Generally, individuals who are employed by the Company or a Designated Subsidiary as of the deadline to enroll in an Offering Period (as defined below) and who timely file a subscription agreement with the Company are eligible to participate in the Stock Purchase Plan for that Offering Period. No person is eligible to participate who, after the grant of options under the Stock Purchase Plan, owns (including all shares which may be purchased under any outstanding options) 5% or more of the total combined voting power or value of all classes of shares of the Company or of any parent or subsidiary company. Currently, approximately 5,000 individuals are eligible to participate in the Stock Purchase Plan.

ADMINISTRATION

      The Stock Purchase Plan is administered by the Compensation Committee of the Board of Directors or such other committee as may be appointed by the Board of Directors (the "Committee"). The Committee has full and exclusive discretionary authority to construe, interpret and apply the terms of the Stock Purchase Plan, to determine eligibility, and to adjudicate all disputed claims filed under the Stock Purchase Plan.

PARTICIPATION

      Each eligible employee electing to participate in the Stock Purchase Plan must execute and deliver to the Company a subscription agreement which indicates the amount to be deducted from the participant's paychecks. Such deduction may not be less than 1% nor greater than 15% of the participant's compensation (which includes wages, salary, overtime, bonus and commissions). Deductions are accumulated for each quarter ("Offering Periods") which begins on March 1, June 1, September 1 and December 1 of each year (each, an "Enrollment Date"), respectively, and ends on the last business day which falls on or prior to May 31, August 31, November 30 and on the last day in the month of February of each year (each, an "Exercise Date"), respectively. The first Offering Period began on March 1, 2002.

PURCHASE OF COMMON STOCK

      For each Offering Period, on the Enrollment Date the Company will grant to each participant an option to purchase on the Exercise Date at a price determined as described below (the "Purchase Price") that number of full shares of Common Stock which the participant's accumulated payroll deductions on the Exercise Date will purchase at the Purchase Price (as defined below). The "Purchase Price" for each Offering Period will be the lesser of (i) 85% of the Fair Market Value (as defined in the Purchase Plan) of the Common Stock on the Enrollment

Date, or (ii) 85% of the Fair Market Value of the Common Stock on the Exercise Date. The closing price of the Common Stock on the New York Stock Exchange on March 1, 2002, the first Enrollment Date, was $8.90.

      As promptly as practicable after each Exercise Date, full shares of Common Stock purchased for a participant will generally be deposited by the Company at a brokerage house designated by the Committee and held for the benefit of the participant until such time as the participant requests delivery of such shares or requests that any shares be sold and the proceeds therefrom be distributed to the participant. The closing price of the Common Stock on the New York Stock Exchange on April 3, 2002, was $7.34 per share.

TERMINATION OF EMPLOYMENT

      Termination of a Participant's employment for any reason, including retirement or death, or the failure of the Participant to remain continuously employed for at least 20 hours per week during the applicable Offering Period, cancels his or her purchase right and participation in the Stock Purchase Plan. Upon a participant's ceasing to be an employee of the Company for any reason, all unused payroll deductions credited to the participant's account will be used to purchase shares on the next Exercise Date after which the participant will be automatically withdrawn. As an alternative, the Participant may elect to withdraw from the Stock Purchase Plan immediately, in which case all unused deductions will be returned to the participant (without interest) or, in the case of his death, his designated beneficiary, and his options will be automatically terminated.

WITHDRAWAL

      Other than in the event of termination of a participant's employment, a participant may withdraw all but not less than all of the payroll deductions credited to his account and not yet used to exercise such participant's option under the Stock Purchase Plan by giving written notice to the Company at least two business days prior to the Exercise Date of an Offering Period. Once a participant withdraws from the Stock Purchase Plan during an Offering Period, the participant may not resume participation until the next Offering Period. Such participant may resume participation by delivering to the Company a new subscription agreement.

LIMITATION

      No person shall be granted options which permit his or her right to purchase Common Stock under the Stock Purchase Plan and any other similar stock purchase plans of the Company to accrue at a rate which exceeds $25,000 worth of Common Stock (determined at the "Fair Market Value", as defined in the Stock Purchase Plan, of such stock at date of grant) for each calendar year in which such options are at any time outstanding.

CHANGES IN CAPITAL

      If any change is made in our capitalization during the Offering Period, such as a stock split, stock combination or stock dividend, which results in an increase or decrease in the number of shares of Common Stock outstanding without receipt of consideration by us, appropriate adjustment will be made in the purchase price and in the number of shares subject to purchase rights under the Stock Purchase Plan.

AMENDMENT AND TERMINATION

      The Stock Purchase Plan can be amended or terminated by the Board of Directors at any time, but no such termination may adversely affect rights previously granted. The Board of Directors must seek stockholder approval for amendments to the Stock Purchase Plan which require such approval pursuant to
Section 423 of the Code.

FEDERAL TAX CONSEQUENCES

      The following is a brief discussion of the Federal income tax consequences of transactions under the Stock Purchase Plan based on the Code. The Stock Purchase Plan is not qualified under Section 401(a) of the Code, which provides certain protections to participants in qualified retirement plans. This discussion does not address all aspects of Federal income taxation and does not describe state or local tax consequences. Participants in the Stock Purchase Plan should consult their own tax advisors.

      The Stock Purchase Plan is intended to qualify under Section 423(a) of the Code, which would entitle participants to certain benefits with respect to transfers of Common Stock under Section 421(a) of the Code. Under Section 421(a), a participant will not be required to recognize income on an "Enrollment Date", as defined in the Stock Purchase Plan, or on an Exercise Date. Section 423(c) of the Code requires that, provided the holding periods described below are met, when the shares of Common Stock acquired during an Offering Period pursuant to the Stock Purchase Plan are sold or otherwise disposed of in a taxable transaction (or in the event of the death of the participant while owning such shares whether or not the holding period requirements are met), the participant will recognize income subject to Federal income tax as "ordinary income", for the taxable year in which disposition or death occurs, in an amount equal to the lesser of (i) the excess of the fair market value of the Common Stock at the time of such disposition or death over the amount paid for such shares, and (ii) the excess of the fair market value of the Common Stock on the Enrollment Date of the applicable Offering Period over the option price, determined on the Enrollment Date. Such recognition of income upon disposition shall have the effect of increasing the taxable basis of the shares in the participant's possession by an amount equal to the income subject to Federal income tax. Any additional gain or loss resulting from the disposition (provided it is not a disqualifying disposition), measured by the difference between the amount paid for the shares and the amount realized (less the amount recognized as income as described above), will be recognized by the participant as long-term capital gain or loss. No portion of the amount received pursuant to such a disposition will be subject to withholding for federal income taxes or be subject to FICA or FUTA taxes; however, the Internal Revenue Service has proposed regulations which, if made final, would require withholding for federal income taxes in the future.

      The Company will not be entitled to any deduction in the determination of its taxable income with respect to the Stock Purchase Plan, except in connection with a disqualifying disposition as discussed below.

      In order for a participant to receive the favorable tax treatment provided in Section 421(a) of the Code, Section 423(a) requires that the participant make no disposition of the shares acquired during an Offering Period within two years from the Enrollment Date nor within one year from the Exercise Date of the Offering Period.

     If a participant disposes of Common Stock acquired pursuant to the Stock Purchase Plan before the expiration of the holding period requirements set forth above (a "disqualifying disposition"), the participant will realize, at the time of the disposition, "ordinary income" to the extent the Fair Market Value of the Common Stock on the Exercise Date exceeds the amount paid for the shares. The difference between the fair market value of the Common Stock on the Exercise Date and the amount realized on disposition is treated as long-term or short-term capital gain or loss, depending on the participant's holding period in the Common Stock. The amount treated as "ordinary income" may be subject to the income tax withholding requirements of the Code and FICA withholding requirements. At the time of such disqualifying disposition, the Company will be entitled to deduct an amount in the determination of its taxable income equal to the amount taken into "ordinary income" by the participant.

NEW PLAN BENEFITS

      The number of shares of Common Stock purchased under the Stock Purchase Plan is entirely dependent on each participant's contribution to the Stock Purchase Plan and the value of Common Stock on the Exercise Date. The Company cannot forecast the number of shares that will be purchased in the future by any individual. Therefore, the Company has omitted the tabular disclosure of the benefits or amounts allocated under the Stock Purchase Plan. Information with respect to compensation paid and other benefits, including options, granted with respect to the 2001 fiscal year to the Named Executive Officers (as defined below) is set forth in the Summary Compensation Table below under the heading "Executive Compensation" beginning on page 16.

RECOMMENDATION AND VOTE

      Approval of this Proposal requires the affirmative vote of a majority of the votes cast, in person or by proxy, at the Annual Meeting by the holders of shares entitled to vote thereon. Accordingly, abstentions or broker non-votes will not affect the outcome of the vote on the proposal. Unless instructed to the contrary in the proxy, the shares represented by the proxies will be voted FOR the proposal to approve the Stock Purchase Plan.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE STOCK PURCHASE PLAN PROPOSAL.

                  PROPOSAL NO. 3: RATIFICATION OF SELECTION OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
                             (ITEM 3 ON PROXY CARD)

      The firm of KPMG LLP ("KPMG"), the Company's independent certified public accountants for the year ended December 31, 2001, was selected by the Board of Directors, upon the recommendation of the Audit Committee, to act in such capacity for the fiscal year ending December 31, 2002, subject to ratification by the stockholders. There are no affiliations between the Company and KPMG, its partners, associates or employees, other than those which pertain to the (i) engagement of KPMG as independent certified public accountants for the Company in the previous year and (ii) engagement of KPMG's Internal Audit Group as internal auditors for the Company commencing in October 2000. KPMG has served as the Company's independent public accountants since 1990. Even if KPMG's appointment is ratified by the stockholders, the Board of Directors may, at its discretion, appoint a new independent accounting firm if it determines that such a change would be in the best interests of the Company and its stockholders. We expect a representative of KPMG to be present at the Annual Meeting to respond to appropriate questions and to make such statements as he or she may desire.

      The favorable vote of a majority of votes cast regarding the proposal is required to ratify the selection of KPMG. Accordingly, abstentions or broker non-votes will not affect the outcome of the vote on the proposal. Unless instructed to the contrary in the proxy, the shares represented by the proxies will be voted FOR the proposal to ratify the selection of KPMG to serve as independent certified public accountants for the Company for the fiscal year ending December 31, 2002.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF KPMG LLP.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

      The firm of KPMG has served as the Company's independent auditors since 1990 and served as the Company's independent auditor for the fiscal year ended December 31, 2001. As stated in Proposal No. 3, the Board of Directors has selected KPMG to serve as our independent auditors for the fiscal year ending December 31, 2002.

      Audit services performed by KPMG for fiscal 2001 consisted of the examination of the Company's financial statements, services related to filings with the Securities and Exchange Commission (the "SEC") and services related to the Company's internal audit. All fees paid to KPMG were reviewed and considered for independence by the Audit Committee.

                       FISCAL 2001 AUDIT FIRM FEE SUMMARY

      During fiscal year 2001, we retained our principal auditor, KPMG, to provide services in the following categories and amounts:


            Audit Fees                                                         $   545,000
                                                                               ===========
            Financial Information Systems Design and Implementation Fees (1)           -0-
                                                                               ===========
            All Other Fees

                Audit related fees (2) . . . . . . . . . . . . . . . . . . .       719,000
                Other non-audit services (3) . . . . . . . . . . . . . . . .       565,000
                                                                               -----------
            Total all other fees   . . . . . . . . . . . . . . . . . . . . .   $ 1,284,000
                                                                               ===========

-----------------

(1) Financial information systems design and implementation consisted of consulting for enterprise-wide financial information systems.

(2) Audit related fees consisted principally of internal audit services and issuances of consents.

(3)   Other non-audit fees consisted of tax compliance and related services.

      The Audit Committee has considered whether the provision of non-audit services provided by KPMG is compatible with maintaining KPMG's independence.

                          REPORT OF THE AUDIT COMMITTEE

      The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. We reviewed and discussed with management the audited financial statements contained in the Company's fiscal year 2001 annual report. Also, we reviewed with KPMG, who is responsible for expressing an opinion on the conformity of our audited financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality and acceptability of our accounting principles and any other matters that we are required to discuss under generally accepted auditing standards. In addition, we have discussed with KPMG its independence from management and the Company including matters set forth in the written disclosures required by Independence Standards Board Standard No. 1 and matters required to be discussed by Statement on Auditing Standards No. 61 pertaining to communications with Audit Committees.

      We discussed with KPMG the overall scope and plans of their audits. We met with KPMG, as the Company's independent auditors, with and without management present, to discuss results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting at each of our nine meetings in 2001.

      We also relied on the services of KPMG for the internal audit function. We engaged KPMG for the internal audit function in 2000 only after carefully reviewing the quality of such services being offered by other service providers. We are of the opinion that the company's utilization of KPMG's internal audit outsourcing services has not impaired the independence of KPMG as the company's external auditor. Nonetheless, consistent with the new auditor independence rules which become effective later in 2002 and with KPMG's own policies, we intend to transition the internal audit function away from KPMG during the current fiscal year.

      Relying on the reviews and discussions referred to above, we recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the SEC.

                                       By the Audit Committee,

                                       Bryan Isaacs
                                       Robert Davis
                                       Howard Socol
                                       Alice Kane

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information available to the Company, as of April 3, 2002, with respect to shares of its Common Stock held by
(i) those persons known to the Company to be the beneficial owners (as determined under the rules of the Securities and Exchange Commission) of more than 5% of such shares, (ii) each individual who served as a Chief Executive Officer during 2001 and the four other most highly compensated executive officers as of December 31, 2001, including a former executive officer for whom disclosure would have been provided under clause (ii) above except that the individual was not serving as an executive officer at December 31, 2001 (together with the individuals in clause (ii) above, the "Named Executive Officers"), (iv) all directors and nominees of the Company, and (v) as a group, all directors and executive officers of the Company.


                                                                                     BENEFICIAL OWNERSHIP OF
                                                                                           COMMON STOCK
                                                                               --------------------------------------
NAME AND ADDRESS OF BENEFICIAL OWNER (1)                                         NUMBER          PERCENT OF CLASS (2)
                                                                               ----------        --------------------
Maurice Marciano (3) . . . . . . . . . . . . . . . . . . . . . . . . . .       16,062,594                 36.9%
Paul Marciano (4)  . . . . . . . . . . . . . . . . . . . . . . . . . . .       12,890,168                 29.6%
Armand Marciano (5)  . . . . . . . . . . . . . . . . . . . . . . . . . .        6,490,492                 14.9%
Carlos Alberini(6) . . . . . . . . . . . . . . . . . . . . . . . . . . .          305,680                    *
Robert Davis (7) . . . . . . . . . . . . . . . . . . . . . . . . . . . .           47,887                    *
Bryan Isaacs (8) . . . . . . . . . . . . . . . . . . . . . . . . . . . .           22,431                    *
Alice Kane (9) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           38,178                    *
Nancy Shachtman (10) . . . . . . . . . . . . . . . . . . . . . . . . . .          152,350                    *
Frederick Silny (11) . . . . . . . . . . . . . . . . . . . . . . . . . .           10,000                    *
Howard Socol (12). . . . . . . . . . . . . . . . . . . . . . . . . . . .           27,174                    *
Howard Weitzman (13) . . . . . . . . . . . . . . . . . . . . . . . . . .               --                    *
All directors and executive officers as a group (11 persons) (14). . . .       36,046,954                 82.8%

-------------------

* Less than 1.0%

(1) Unless otherwise indicated, the address of the beneficial owner is c/o Guess?, Inc., 1444 South Alameda Street, Los Angeles, California 90021. Except as described below and subject to the Stockholders'Agreement (as defined under "Certain Relationships and Related Transactions - Stockholders' Agreement"), and applicable community property laws and similar laws, each person listed above has sole voting and investment power with respect to such shares. This table is based upon information supplied by officers, directors and principal stockholders.

(2) The percentage is calculated on the basis of the amount of outstanding shares of Common Stock, excluding shares held for the account of the Company and including shares that may be acquired upon the exercise of options exercisable within 60 days of April 3, 2002. The number of shares of Common Stock outstanding on April 3, 2002 was 43,554,889.

(3) Includes shares of Common Stock beneficially owned by Maurice Marciano as follows: 15,952,559 shares held as sole trustee of the Maurice Marciano Trust (1995 Restatement), 90,000 shares held as president of the Maurice Marciano Family Foundation, 10,000 shares held as sole adviser of the Maurice Marciano 1990 Children's Trust and 35 shares held as sole trustee of the Maurice Marciano Gift Trust FBO Caroline Marciano with respect to which he has sole voting and dispositive power; and 10,000 shares held by his wife with respect to which he shares voting and dispositive power.

(4) Includes shares of Common Stock beneficially owned by Paul Marciano as follows: 11,749,298 shares held as sole trustee of the Paul Marciano Trust dated February 20, 1986, and 1,000,000 shares held as sole trustee of the Paul Marciano Grantor Retained Annuity Trust No. II with respect to which he has sole voting and dispositive power; and 140,870 shares held as co-trustee of the Maurice Marciano 1996 Grantor Retained Annuity Trust with respect to which he shares voting and dispositive power.

(5) Includes shares of Common Stock beneficially owned by Armand Marciano as follows: 6,485,492 shares held as sole trustee of the Armand Marciano Trust dated February 20, 1986, 1,000 shares held indirectly as sole trustee of the Armand Marciano Gift Trust-Anastasia, 1,000 shares held indirectly as sole trustee of the Armand Marciano Gift Trust-Francisca, 1,000 shares held indirectly as sole trustee of the Armand Marciano Gift Trust-Harrison, 1,000 shares held indirectly as sole trustee of the Armand Marciano Gift Trust-Dominique, and 1,000 shares held indirectly as sole trustee of the Armand Marciano Gift Trust-Julien with respect to all of which he has sole voting and dispositive power.

(6) Includes shares of Common Stock beneficially owned by Carlos Alberini as follows: 100,000 shares of Common Stock that may be acquired upon the exercise of options exercisable within 60 days of April 3, 2002, pursuant to the Company's 1996 Equity Incentive Plan.

(7) Includes shares of Common Stock beneficially owned by Robert Davis as follows: 43,387 shares of Common Stock that may be acquired upon the exercise of options exercisable within 60 days of April 3, 2002, pursuant to the Company's Amended and Restated 1996 Non-Employee Directors' Stock Option Plan.

(8) Includes shares of Common Stock beneficially owned by Bryan Isaacs as follows: 17,931 shares of Common Stock that may be acquired upon the exercise of options exercisable within 60 days of April 3, 2002, pursuant to the Company's Amended and Restated 1996 Non-Employee Directors' Stock Option Plan and 3,000 shares of Common Stock beneficially owned by the Bryan E. and Helga J. Isaacs Living Trust with respect to which he shares voting and dispositive power with his wife.

(9) Includes shares of Common Stock beneficially owned by Alice Kane as follows: 30,678 shares of Common Stock that may be acquired upon the exercise of options exercisable within 60 days of April 3, 2002, pursuant to the Company's Amended and Restated 1996 Non-Employee Directors' Stock Option Plan.

(10) Includes shares of Common Stock beneficially owned by Nancy Shachtman as follows: 152,000 shares of Common Stock that may be acquired upon the exercise of options exercisable within 60 days of April 3, 2002, pursuant to the Company's 1996 Equity Incentive Plan.

(11) Mr. Silny was appointed as Senior Vice President and Chief Financial Officer on November 12, 2001.

(12) Includes shares of Common Stock beneficially owned by Howard Socol as follows: 21,174 shares of Common Stock that may be acquired upon the exercise of options exercisable within 60 days of April 3, 2002, pursuant to the Company's Amended and Restated 1996 Non-Employee Directors' Stock Option Plan.

(13) Howard Weitzman was nominated as a Class III director and will begin serving his term, if elected, at the Annual Meeting.

(14) Includes 365,170 shares of common stock that may be acquired upon the exercise of options within 60 days of April 3, 2002.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      The Company is engaged in various transactions with entities affiliated with trusts for the respective benefit of Maurice, Paul and Armand Marciano (the "Marciano Trusts"). The Company believes that the arrangements involving each of the companies in which the Marciano Trusts have an investment and related party transactions discussed below were entered into on terms no less favorable to the Company than could have been obtained from an unaffiliated third party.

LICENSE AGREEMENTS AND LICENSEE TRANSACTIONS

      On September 28, 1990, the Company entered into a license agreement with Charles David of California ("Charles David"). The Marciano Trusts and Nathalie Marciano (the spouse of Maurice Marciano) together own 50% of Charles David, and the remaining 50% is owned by the father-in-law of Maurice Marciano. The license agreement grants Charles David the rights to manufacture worldwide and distribute worldwide (except Japan and certain European countries) for men, women and some children, leather and rubber footwear which bear the Company trademark. The license also includes related shoe care products and accessories. Gross royalties earned by the Company under such license agreement for the fiscal year ended December 31, 2001, and for the first quarter ended March 31, 2002, were $2.0 million and $0.8 million, respectively. Additionally, the Company purchased $5.0 million and $1.8 million, respectively, of products from Charles David for resale in the Company's retail stores during the same periods.

CONSULTING ARRANGEMENT

      Subsequent to the fiscal year ended December 31, 2001, the Company agreed to pay Bryan Isaacs $42,000 in connection with consulting services provided by him to the Company during 2001. The Company paid this amount to Mr. Isaacs in February 2002.

LEASES

      The Company leases manufacturing, warehouse and administrative facilities from partnerships affiliated with the Marciano Trusts and certain of its affiliates. There were three leases in effect at December 31, 2001, two of which expire in July 2008, and one of which expires in February 2006. The total lease payments to these limited partnerships are currently $263,916 per month.

      Aggregate lease payments under leases in effect for the fiscal year ended December 31, 2001, and for the first quarter ended March 30, 2002, were $3.0 million and $0.8 million, respectively.

STOCKHOLDERS' AGREEMENT

      Upon consummation of the Company's initial public offering, Maurice Marciano, Paul Marciano and Armand Marciano (the "Principal Stockholders") and the Company entered into an Amended and Restated Stockholders' Agreement (the "Stockholders' Agreement"). Pursuant to the Stockholders' Agreement, the Principal Stockholders have agreed to vote their shares of Common Stock to elect each of Maurice, Paul and Armand Marciano, or one designee of any such person (if such designee shall be reasonably acceptable to the other Principal Stockholders), to the Board of Directors. The Stockholders' Agreement provides that each of the Principal Stockholders has granted to each other and to the Company rights of first refusal with respect to the sale of any shares of the Company's outstanding Common Stock held by each of the Principal Stockholders (with certain limited exceptions).

INDEBTEDNESS OF MANAGEMENT

      Pursuant to his employment agreement, on March 22, 2001, the Company loaned Carlos Alberini $1,000,000 for the purchase of his primary residence in Los Angeles (the "Relocation Loan"). The Relocation Loan is secured by a second deed of trust on the residence and bears interest at the rate of seven percent (7%) per annum; provided that no interest shall accrue during Mr. Alberini's employment with the Company. As of December 31, 2001, there was a principal balance outstanding on the Relocation Loan of $837,772.24.

                                LEGAL PROCEEDINGS

      On approximately January 15, 1999, UNITE filed an unfair labor practice charge against us, alleging that attorney Dennis Hershewe violated Section 8(a)(1) of the National Labor Relations Act ("the Act") by questioning our employee Maria Perez about her union activities at the deposition he conducted in her workers' compensation case. Mr. Hershewe represents Fireman's Fund Insurance Company, our workers' compensation insurance carrier. GUESS? investigated the charge and responded to it on March 10, 1999. The NLRB issued a complaint on part of the charge on October 14, 1999, and we filed an answer on October 21, 1999. On July 6, 2000, the complaint was dismissed in its entirety. The NLRB appealed the decision and both sides submitted briefs in September of 2000. A decision on the appeal is pending.

      On June 9, 1999, we commenced a lawsuit in the Los Angeles County Superior Court against Kyle Kirkland, Kirkland Messina LLC, and CKM Securities (collectively "Kirkland") for tortious interference, unfair competition, fraud and related claims. This action arises out of alleged misrepresentations and omissions of material fact made by Kirkland in connection with the operations and financial performance of Pour Le Bebe, Inc., a former licensee ("PLB"). Following Kirkland's efforts to compel arbitration of this matter, on March 29, 2000, the California Court of Appeal determined that the action will proceed in court. After unsuccessfully requesting reconsideration before the appellate court, Kirkland sought review before the California Supreme Court. Kirkland's petition for review to the California Supreme Court was denied on July 12, 2000. This matter has now been remitted back to the state court, where discovery is almost completed. A trial date has been set for July 17, 2002.

      On March 28, 2000 a complaint was filed against us in San Diego County Superior Court entitled Snodgrass v. Guess?, Inc. and GUESS? Retail, Inc. The complaint alleged that certain current and former store management employees were incorrectly classified as exempt from overtime laws. The Company, without admitting or acknowledging any wrongdoing, tentatively settled the matter on September 28, 2001. The court preliminarily approved the settlement on February 22, 2002 and the final approval hearing is scheduled for May 10, 2002. Furthermore, the Company does not expect any changes to its ongoing cost structure as a result of this settlement.

      On May 4, 2000, a complaint was filed against the Company and Mr. Paul Marciano in the Los Angeles Superior Court - Michel Benasra v. Paul Marciano and Guess?, Inc. The complaint grows out of the arbitration between the Company and PLB, wherein the Company was awarded $7.7 million. The plaintiff, the President of PLB, alleges that defendants made defamatory statements about him during the arbitration. Plaintiff seeks general damages of $50,000,000 and unspecified punitive damages. Defendants moved to compel arbitration of this matter, or alternatively, to strike the action under the state's anti-SLAPP (Strategic Litigation Against Public Participation) statute. The motion to compel arbitration was denied and that ruling was affirmed on appeal. Defendant's anti-SLAPP motion is pending.

      On January 30, 2001, Guess?, Inc., Maurice Marciano, Armand Marciano, Paul Marciano, and Brian Fleming were named as defendants in a securities class action entitled David Osher v. Guess?, Inc., et al., filed in the United States District Court for the Central District of California. Seven additional class actions have been filed in the Central District, naming the same defendants:
Robert M. Nuckols v. Guess?, Inc. et al., Brett Dreyfuss v. Guess?, Inc. et al., both filed February 1, 2001; Jerry Sloan v. Guess?, Inc., et al., filed February 6, 2001; Jerry Byrd v. Guess?, Inc., et al; filed February 13, 2001; Patrick and Kristine Liska v. Guess?, Inc., et al, filed February 14, 2001; Darrin Wegman v. Guess?, Inc., et al., filed February 22, 2001; and Rosie Gindie v. Guess?, Inc., et al., filed February 22, 2001. All eight complaints purport to state claims under Section 10(b) and 20(a) and Rule 10b-5 of the Securities Exchange Act of 1934 and allege that defendants made materially false and misleading statements relating to the Company's inventory and financial condition during the class period. In Osher, Nuckols, Byrd, Wegman and Sloan, the class period is February 14, 2000 through January 26, 2001; in Dreyfuss, Liska and Gindie the class period is February 14, 2000 through November 9, 2000. On April 25, 2001, the court entered an order consolidating all of the eight class actions, captioned In re Guess, Inc. Securities Litigation. The lead plaintiff for the class is the Policeman and Fireman's Retirement System of the City of Detroit. On July 9, 2001, the plaintiff filed a consolidated amended class action complaint. Our motion to dismiss was granted, with leave to amend, on November 29, 2001. On March 14, 2002, the court issued orders dismissing all eight class action cases without prejudice.

      On March 15, 2001, a complaint was filed by Susan Goldman, derivatively on behalf of nominal defendant Guess?, Inc. against Bryan Isaacs, Alice Kane, Robert Davis, Armand Marciano, Paul Marciano, Maurice Marciano, Howard Socol and Guess?, Inc. in the Court of Chancery for the State of Delaware. The complaint alleges misappropriation of corporate information, insider trading and other purported breaches of fiduciary duty by the Company and its Board of Directors. On February 12, 2002, the court granted plaintiff's motion to dismiss this action without prejudice.

      On May 7, 2001, a complaint was filed by Suzanne Bell, derivatively on behalf of nominal defendant Guess?, Inc. against Maurice Marciano, Paul Marciano, Armand Marciano, Alice Kane, Robert Davis, Howard Socol, Bryan Isaacs and Brian Fleming, in the United States District Court for the Central District of California. The complaint alleges corporate mismanagement, insider trading and other purported breaches of fiduciary duty by the Company and its Board of Directors. On July 5, 2001, the court stayed the action pursuant to stipulation of the parties pending the outcome of the Goldman derivative action. As a result of the dismissal of the Goldman derivative action on February 12, 2002, the stay expired. The parties subsequently stipulated to a dismissal which was approved by the court on March 28, 2002.

      We cannot predict the outcome of these matters. We believe the outcome of one or more of the above cases could have a material adverse effect on our results of operations or financial condition.

      Most major corporations, particularly those operating retail businesses, become involved from time to time in a variety of employment-related claims and other matters incidental to their business in addition to those described above. In the opinion of our management, the resolution of any of these pending incidental matters is not expected to have a material adverse effect on our results of operations or financial condition.

                                DIRECTORS AND EXECUTIVE OFFICERS

     The directors and executive officers of the Company as of April 3, 2002 are as follows:


     NAME                  AGE      POSITION
     ----                  ---      --------
     Maurice Marciano      53       Director, Co-Chairman of the Board and Co-Chief Executive Officer
     Paul Marciano         49       Director, Co-Chairman of the Board and Co-Chief Executive Officer
     Armand Marciano       57       Senior Executive Vice President and Assistant Secretary
     Carlos Alberini       46       Director, President and Chief Operating Officer
     Robert Davis          54       Director
     Bryan Isaacs          63       Director
     Alice Kane            54       Director
     Frederick Silny       51       Senior Vice President and Chief Financial Officer
     Howard Socol          56       Director
     Howard Weitzman       62       Nominee for Director

      Pursuant to the Stockholders' Agreement described herein under "Certain Relationships and Related Transactions," the Principal Stockholders have agreed to vote their shares of Common Stock to elect each of Maurice, Paul and Armand Marciano, or one designee of any such person (if such designee shall be reasonably acceptable to the other Principal Stockholders), to the Board of Directors. Maurice, Paul and Armand Marciano are brothers and have worked together in the fashion industry for the last 28 years.

      With respect to the directors and the nominee named above, Robert Davis, Bryan Isaacs, Alice Kane, Howard Socol and Howard Weitzman are deemed to be "independent" directors under the New York Stock Exchange rules.

      Maurice Marciano, age 53, who was one of the founders of the Company in 1981, has served as Co-Chairman of the Board and Co-Chief Executive Officer since November 15, 1999. Mr. Marciano served as Chairman of the Board and Chief Executive Officer of the Company from August 1993 to November 15, 1999. Mr. Marciano served as President of the Company from June 1990 to September 1992 and as Executive Vice President from 1981 until June 1990. Mr. Marciano's direct supervisory responsibilities include design, merchandising and manufacturing. Additionally, Mr. Marciano, along with Mr. Paul Marciano, is responsible for the Company's corporate marketing. From February 1993 to May 1993, Mr. Marciano was Chairman, Chief Executive Officer and Director of Pepe Clothing USA, Inc. Mr. Marciano has served as a director of the Company since 1981 (except for the period from January 1993 to May 1993) and his present term as a Class III director will expire at the Annual Meeting.

      Paul Marciano, age 49, joined the Company two months after its inception in 1981 and has served as creative director for the Company's advertising worldwide, and served as President and Chief Operating Officer of the Company from September 1992 to December 2000. Mr. Marciano has served as Co-Chairman and Co-Chief Executive Officer of the Company since November 15, 1999. Mr. Marciano's responsibilities include direct supervisory responsibility for the Company's global advertising and image, licensing, international business and the retail operation. Additionally, Mr. Marciano, along with Maurice Marciano, is responsible for the Company's corporate marketing. Mr. Marciano served as Senior Executive Vice President of the Company from August 1990 to September 1992 and has served as a director of the Company since 1990. His present term as a Class II director will expire at the 2004 annual meeting of stockholders.

      Armand Marciano, age 57, joined the Company two months after its inception in 1981 and has served as Senior Executive Vice President of the Company since November 1992. Mr. Marciano is responsible for distribution, customer service and European exports. Mr. Marciano served as Secretary of the Company from 1983 to August 1997, as Executive Vice President of the Company from July 1988 to 1992, and as Assistant Secretary of the Company since August 1997. Mr. Marciano served as a director of the Company from 1983 through his resignation as a director in December 2001.

      Carlos Alberini, age 46, joined the Company in December 2000 as President and Chief Operating Officer. Mr. Alberini is responsible for product sourcing, logistics, retail sales (including store operations and real estate), MIS, finance, human resources, legal (excluding litigation management) and wholesale sales for the Company. Mr. Alberini became a director of the Company on December 11, 2000, and his present term as a Class I director will expire at the 2003 annual meeting of stockholders. Prior to joining the Company, Mr. Alberini served as Senior Vice President and Chief Financial Officer of Footstar, Inc. from October 1996 to December 2000. Prior to his position at Footstar, Inc., from May 1995 to October 1996 Mr. Alberini served as Vice President of Finance and Acting Chief Financial Officer of the Melville Corporation, from 1987 to 1995 he served as Corporate Controller and rose to Senior Vice President and Chief Financial Officer and Treasurer of The Bon Ton Stores, and he spent 10 years with Price Waterhouse until leaving the firm as an audit manager in 1987.

      Robert Davis, age 54, is the former President and Chief Operating Officer of St. John Knits, Inc. Following his resignation in April 1996, Mr. Davis has remained active at St. John and is currently a consultant to its Chairman and Founder, Bob Gray. Mr. Davis, a director of St. John since 1984, became President of St. John in 1992 and served as Chief Operating Officer and Secretary from 1988 to 1996. From 1980 to 1988, Mr. Davis held various other administrative positions at St. John ending with Vice President - Operations. Prior to that, Mr. Davis was a partner in a Chicago area law firm, where he advised on corporate, labor and litigation matters from 1973 to 1980. Mr. Davis has served as a director of the Company since May 1997 and his present term as a Class II director will expire at the 2004 annual meeting of stockholders.

      Bryan Isaacs, age 63, spent the majority of his career with KPMG LLP, an international audit, tax and consulting firm. Mr. Isaacs was appointed to the KPMG partnership in 1972 and, until his retirement in June 1999, led the expansion of KPMG's international corporate services practice in the firm's Western Region. Mr. Isaacs also served on a number of KPMG's global tax committees and, from 1996 to 1999, chaired the firm's global information, communication and entertainment tax committee. Mr. Isaacs has served as a director of the Company since January 2000 and his present term as a Class III director will expire at the Annual Meeting.

      Alice T. Kane, age 54, has been a consultant with Blalock & Partners LP, an investment banking firm, since December 2001. From June 1998 through November 2001, Ms. Kane was President of American General Fund Group and Chairman of VALIC Group Annuity Funds. Ms. Kane joined American General Corporation as Executive Vice President of their investments advisory subsidiary, American General Investment Management L.P. in June 1998. Prior to joining American General Corporation, Ms. Kane served her entire financial services industry career at New York Life Insurance Company where she joined the company in 1972. Up until her departure from New York Life, she was Executive Vice President and Chief Marketing Officer after serving as Executive Vice President with responsibility for managing the company's asset management division from 1994 to 1997. Ms. Kane was also Chairman of New York Life's MainStay Mutual Funds, and served as General Counsel of New York Life from 1986 to 1995. Ms. Kane has served as a director of the Company since June 1998 and her present term as a Class I director will expire at the 2003 annual meeting of stockholders. Ms. Kane is a member of the Board of Directors of Unified Financial Services, Inc., a financial services holding company and of Global Crossing, a telecommunications provider.

      Frederick G. Silny, age 51, joined the Company as Senior Vice President and Chief Financial Officer in November 2001 from CarsDirect.com, Inc., where he was Chief Financial Officer and Corporate Secretary from 1999. Prior to that, he spent 10 years at IHOP Corp., the parent company of a leading chain of family restaurants, serving as Chief Financial Officer, Vice President-Finance and Treasurer. Between 1979 and 1989, Mr. Silny held a variety of financial and operational positions with Carnation Company, now a division of Nestle, and from 1982 to 1984, he headed international treasury for Litton Industries, Inc. He began his career as a certified public accountant with Coopers & Lybrand in 1976.

      Howard Socol, age 56, became the Chairman, Chief Executive Officer and President of Barneys New York, Inc. in January 2001. From March 1999 through January 2001, he was President of Socol Consulting Group that provides retail and internet consulting services. From March 1998 to January 1999, he was the Chief Executive Officer of J. Crew Group Inc. Mr. Socol spent the majority of his career rising through the ranks of Burdines Department Stores, a division of Federated Department Stores, to become Burdines Chairman and Chief Executive Officer. Mr. Socol, considered one of the apparel industry's premier merchants, served as Chairman and Chief Executive Officer of Burdines from 1984 to May 1997. Having joined Burdines in 1969 as an assistant buyer and after holding various positions over a twelve-year period, he was appointed the youngest division president in Federated's history. Mr. Socol has served as a director of the Company since September 1999 and his present term as a Class III director will expire at the Annual Meeting.

     Howard L. Weitzman, 62, has been a partner at Proskauer Rose LLP in the Litigation and Dispute Resolution Department since August 1998 and has been a practicing attorney for 36 years. From September 1995 through

August 1998, Mr. Weitzman was Executive Vice President, Corporate Operations for Universal Studios (then MCA) and, during his tenure, he also ran the Theme Parks division for one year. Mr. Weitzman was Chairman and one of the managing partners in the firm of Katten Munchin Zavis & Weitzman from 1991 through 1995 and was one of the managing partners of the Wyman Bautzer firm from 1986 through 1991. Prior to 1986, Mr. Weitzman had his own law firm for 22 years. In addition to his legal experience, Mr. Weitzman taught at the University of Southern California Law School for 12 years and has been a frequent speaker and lecturer at many law schools, seminars and symposiums. Mr. Weitzman has also been a guest on many national, local and syndicated television and radio shows. Mr. Weitzman currently practices law and acts as a consultant to several businesses.

                          BOARD MEETINGS AND COMMITTEES

      The Board of Directors held six meetings during 2001, and each director attended at least 75 percent of the aggregate of the meetings of the Board of Directors and of the committees of which he or she was a member.

      The Board of Directors has the following standing committees:

AUDIT COMMITTEE

      The Audit Committee, which was established on July 30, 1996, recommends the appointment of the Company's external auditors and meets with both internal and external auditors to review the scope of their audits and the results thereof. The Audit Committee is governed by a written charter adopted by the Board of Directors. In addition, the Audit Committee reviews and comments on the proposed plans of the internal and external auditors, audit fee proposals, financial statements and other documents submitted to stockholders and regulators and reviews the internal control policies and procedures of the Company. There are currently four members of the Audit Committee: Mr. Isaacs, who serves as Chairman, Ms. Kane, Mr. Socol and Mr. Davis. The members of the Audit Committee are all non-employee directors. There were nine meetings of the Audit Committee held during 2001.

      With respect to the members of the Audit Committee named above, Bryan Isaacs, Robert Davis, Alice Kane and Howard Socol are deemed to be "independent" members under the New York Stock Exchange listing standards.

COMPENSATION COMMITTEE

      The Compensation Committee, which was established on March 3, 1997, reviews and approves the remuneration arrangements for the officers and directors of the Company and reviews and recommends new executive compensation or stock plans in which the officers and/or directors are eligible to participate, including the granting of stock options and the determination of annual bonuses. There are currently four members of the Compensation Committee:
Mr. Davis, who serves as Chairman, Ms. Kane, Mr. Socol and Mr. Isaacs. There were four meetings of the Compensation Committee held during 2001.

      The General Corporation Law of the State of Delaware (the "Delaware Corporation Law") provides that a company may indemnify its directors and officers as to certain liabilities. The Company's Restated Certificate of Incorporation and Bylaws provide for the indemnification of its directors and officers to the fullest extent permitted by law, and the Company has entered into separate indemnification agreements with each of its directors and officers to effectuate these provisions and to purchase directors' and officers' liability insurance. The effect of such provisions is to indemnify, to the fullest extent permitted by law, the directors and officers of the Company against all costs, expenses and liabilities incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their affiliation with the Company.

                             EXECUTIVE COMPENSATION

      The following table sets forth each component of compensation paid or awarded to, or earned by, the Named Executive Officers for the fiscal years ended December 31, 1999, 2000 and 2001.

                           SUMMARY COMPENSATION TABLE

                                                                                         LONG TERM
                                                                                        COMPENSATION
                                                       ANNUAL COMPENSATION                AWARD(S)
                                               -----------------------------------  -----------------------
                                                                                                SECURITIES    ALL
                                                                         OTHER                    UNDER-     OTHER
                                                                         ANNUAL     RESTRICTED    LYING      COMPEN-
NAME AND PRINCIPAL                                                    COMPENSATION     STOCK     OPTIONS/    SATION
     POSITION                           YEAR   SALARY ($)   BONUS ($)    ($) (1)    AWARD(S)($)   SARS (#)   (2) ($)
------------------                      ----   ----------   --------- ------------  ----------- -----------  -------
Maurice Marciano(3). . . . . . . . .    2001     540,000         --       86,328           --          --     1,431
  Co-Chairman of the Board and          2000     900,000    360,000       62,678           --          --     1,067
  Co-Chief Executive Officer            1999     900,000    900,000      120,032           --          --     1,038

Paul Marciano(3) . . . . . . . . . .    2001     540,000         --      125,198           --          --     1,431
  Co-Chairman of the Board and          2000     900,000    360,000      100,812           --          --     1,067
  Co-Chief Executive Officer            1999     900,000    900,000      147,683           --          --     1,038

Armand Marciano(3) . . . . . . . . .    2001     390,000         --       64,577           --          --     1,388
  Senior Executive Vice President       2000     650,000    260,000      104,250           --          --     1,125
  and Assistant Secretary               1999     650,000    650,000       52,604           --          --     1,125

Carlos Alberini(4) . . . . . . . . .    2001     675,000         --      145,394           --          --        --
  President and                         2000      37,500    130,000           --      949,213     500,000        --
  Chief Operating Officer               1999          --         --           --           --          --        --

Nancy Shachtman(5) . . . . . . . . .    2001     555,692         --           --           --      25,000     1,875
  Former President of                   2000     459,616     50,000           --           --      44,000     1,950
  Wholesale                             1999     400,000    280,000           --           --           0     2,025

Frederick Silny(6) . . . . . . . . .    2001      34,615         --           --       55,700      80,000        --
  Senior Vice President and             2000          --         --           --           --          --        --
  Chief Financial Officer               1999          --         --           --           --          --        --

------------------

(1) Includes the following amounts paid for transportation on behalf of: Mr. Maurice Marciano $109,381 in 1999, $51,177 in 2000 and $71,896 in 2001,
      Mr. Paul Marciano, $137,032 in 1999, $82,968 in 2000 and $98,619 in 2001
      and Mr. Armand Marciano, $41,953 in 1999, $67,044 in 2000 and $34,898 in
      2001. Includes $143,176 paid on behalf of Carlos Alberini in connection with his relocation to Los Angeles.

(2) Consists solely of contributions to the Company's 401(k) Plan, dated January 1, 1992, as amended, by the Company on behalf of such executive officers.

(3) These three named Executive Officers had previously agreed to reduce their 2001 compensation by the amounts of their 2000 annual bonus compensation. See "Compensation Committee Report - Components of Compensation."

(4) Mr. Alberini joined the Company on December 11, 2000. Mr. Alberini waived the Guaranteed Bonus (as defined under "Employment Agreements") due to him in 2001 under his employment agreement. See "Employment Agreements."

(5) On October 31, 2002, Ms. Shachtman relinquished her duties as an executive officer of the Company and resigned her employment effective February 28, 2002.

(6)   Mr. Silny joined the Company on November 12, 2001.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR


                                                        INDIVIDUAL GRANTS
                                    ------------------------------------------------------   POTENTIAL REALIZABLE VALUE
                                      NUMBER OF    PERCENT OF TOTAL                           AT ASSUMED ANNUAL RATES
                                     SECURITIES      OPTIONS/SARS                            OF STOCK PRICE APPRECIATION
                                     UNDERLYING       GRANTED TO    EXERCISE OF                    FOR OPTION TERM (2)
                                    OPTIONS/SARS     EMPLOYEES IN   BASE PRICE  EXPIRATION   ----------------------------
NAME                                GRANTED (1)(#)   FISCAL YEAR     ($/SHARE)    DATE            5% ($)        10% ($)
----                                --------------   ------------  ------------ ----------   ------------    ------------
Maurice Marciano . . . . . . . .          --             --              --           --               --            --
Paul Marciano  . . . . . . . . .          --             --              --           --               --            --
Armand Marciano  . . . . . . . .          --             --              --           --               --            --
Carlos Alberini  . . . . . . . .          --             --              --           --               --            --
Nancy Shachtman(3) . . . . . . .      25,000           4.04%           7.00     3/6/2011          284,977       453,778
Frederick Silny  . . . . . . . .      80,000          12.94%           5.58   11/12/2011          727,088     1,157,766

(1) The options identified in this table were granted under the Company's 1996 Equity Incentive Plan and are exercisable in equal 25% installments on each of the first four anniversaries of the date of grant. In the event a Named Executive Officer terminates his or her employment for any reason other than death, disability or retirement, his or her options may thereafter be exercised, to the extent they were exercisable on the date of termination, for a period of 60 days from the date of such termination of employment.

(2) The potential gains shown are net of the option exercise price and do not include the effect of any taxes associated with exercise. The amounts shown are for the assumed rates of appreciation only, do not constitute projections of future stock performance and may not necessarily be realized. Actual gains, if any, on stock option exercises depend on the future performance of the Common Stock, continued employment of the optionee through the term of the option and other factors.

(3) All of Ms. Shachtman's unvested options expired on February 28, 2002 and any vested and unexercised options will expire on April 29, 2002.

         AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL
                           YEAR-END OPTION/SAR VALUES

      The following table provides information regarding the number and value of unexercised options to purchase the Common Stock held by the Named Executive Officers as of December 31, 2001, based upon a value of $7.50 per share, which was the closing price of the Common Stock on the New York Stock Exchange on December 31, 2001.

                                                                       NUMBER OF
                                                                      SECURITIES                    VALUE OF
                                                                      UNDERLYING                   UNEXERCISED
                                                                      UNEXERCISED                  IN-THE-MONEY
                                         SHARES                      OPTIONS/SARS                  OPTIONS/SARS
                                       ACQUIRED ON   VALUE         AT FISCAL YEAR-END           AT FISCAL YEAR-END
                                        EXERCISE    REALIZED    EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
NAME                                       ($)         ($)                 (#)                          ($)
----                                   -----------  --------    -------------------------    -------------------------
Maurice Marciano . . . . . . . . . .          0           0                     0/0                             0/0
Paul Marciano . . . . . . . . . . .           0           0                     0/0                             0/0
Armand Marciano . . . . . . . . . .           0           0                     0/0                             0/0
Carlos Alberini . . . . . . . . . .           0           0         100,000/400,000               287,000/1,148,000
Nancy Shachtman . . . . . . . . . .      45,000     177,580          131,000/73,000                   50,000/65,930
Frederick Silny . . . . . . . . . .           0           0                0/80,000                       0/153,598

                              EMPLOYMENT AGREEMENTS

      The Company has entered into individual employment agreements (the "Executive Employment Agreements") with each of Maurice Marciano, Paul Marciano and Armand Marciano (the "Executives"). The initial term of the Executive Employment Agreements began on August 13, 1996 (the "Effective Date") and terminated on the third anniversary of the Effective Date. However, the Executive Employment Agreements automatically extend after the initial term for successive one-year terms, unless notice not to extend is given by either party at least 90 days prior to the end of the then current term. No notice has been given. The Executive Employment Agreements provide for an annual base salary of $900,000, $900,000 and $650,000 for Maurice Marciano, Paul Marciano and Armand Marciano, respectively, which may be increased by the Compensation Committee based on annual reviews. In addition, the Executive Employment Agreements provide for annual bonuses to be determined in accordance with the Company's Annual Incentive Bonus Plan, with a minimum expected target bonus equal to 100% of base salary. Commencing on the expiration of the term of an Executive Employment Agreement, or earlier should an Executive Employment Agreement be terminated other than due to the Executive's death or for cause (as defined in the Executive Employment Agreements), the Company and Maurice Marciano, Paul Marciano or Armand Marciano, as the case may be, will enter into a two-year consulting agreement under which such Executive will render certain consulting services for which the Company will pay an annual consulting fee equal to 50% of such Executive's annual base salary, as in effect immediately prior to the commencement of the consulting period. In addition, each Executive is entitled to certain fringe benefits, including full Company-paid health and life insurance for himself and his immediate family during his lifetime. If any of the Executives is terminated without cause or resigns for good reason (as such terms are defined in the Executive Employment Agreements), then such Executive will receive as severance his then current base salary and annual target bonus for the remainder of his term of employment. The Executive will also continue to participate in Company-sponsored health and life insurance, and other fringe benefit plans and programs during the severance period. Each Executive Employment Agreement further provides that upon the death or permanent disability of the Executive, such Executive (or his beneficiary) will receive a pro rata portion of his annual target bonus for the year in which the Executive's death or permanent disability occurs. The Executive Employment Agreements also include certain noncompetition, nonsolicitation and confidentiality provisions.

      In November 2000, Carlos Alberini entered into an employment agreement with the Company (the "Employment Agreement") for a term commencing on December 11, 2000 through December 31, 2003 (the "Term"). The Employment Agreement will automatically extend after the Term for successive one-year terms unless notice not to extend is given by either party at least 180 days prior to the end of the then current term. The Employment Agreement provides for an annual base salary of $650,000, which may be increased by the Compensation Committee based on annual reviews. In addition, the Employment Agreement provides for annual bonuses to be determined in accordance with the Company's Annual Incentive Bonus Plan, with the minimum expected target bonus to be 70% of base salary, up to a maximum bonus of 120% of base salary if the applicable stretch performance goals (as defined in the Bonus Plan) are met. The Employment Agreement also provides for a guaranteed bonus of $260,000 payable in two prorated installments (December 31, 2000 and December 11, 2001) provided that Mr. Alberini is employed with the Company through the applicable installment date (the "Guaranteed Bonus"). Mr. Alberini subsequently waived his right to receive the Guaranteed Bonus due to him in 2001. The amount of the target bonus, if any, to be paid to Mr. Alberini in 2001 would have been reduced by the second installment of the Guaranteed Bonus. On December 11, 2000, Mr. Alberini was granted 205,680 restricted shares of Common Stock under the 1996 Equity Incentive Plan which shares vest as follows: 105,680 shares on January 1, 2002, 50,000 shares on January 1, 2003 and 50,000 shares on January 1, 2004. He was also granted a stock option for 500,000 shares of Common Stock under the Company's 1996 Equity Incentive Plan with an exercise price equal to the closing price on December 11, 2000 and which vests in five equal annual installments beginning on December 31, 2001. Mr. Alberini is eligible to participate in the Company's 401(k) Plan and is entitled to other similar benefits provided to senior executives. If Mr. Alberini's employment is terminated by the Company at any time other than for his death, disability or for cause or if Mr. Alberini terminates his employment for good reason (as such terms are defined in the Employment Agreement), the Company and Mr. Alberini will enter into a consulting agreement for up to eighteen months under which Mr. Alberini will render consulting services for which the Company will pay an annualized consulting fee equal to Mr. Alberini's base salary, as in effect prior to the commencement of the consulting period. In addition, Mr. Alberini will be entitled to receive (i) any benefits to which he would otherwise be entitled with respect to the Relocation Loan; (ii) an amount equal to the portion of any Guaranteed Bonus for the expired portion of the fiscal year in which his termination date occurs;

(iii) accelerated vesting of the restricted stock; and (iv) continuing vesting of any then outstanding options over the consulting period. The Employment Agreement further provides for certain payments upon a change in control (as such term is defined in the Employment Agreement), including an additional payment to reimburse him for any excess taxes that he may incur with respect to such payments. The Employment Agreement also includes certain noncompetition, nonsolicitation and confidentiality provisions. In addition, the Employment Agreement provides that Mr. Alberini is eligible for reimbursement by the Company for relocation expenses and assistance with respect to the purchase of a primary residence in Los Angeles.

      On October 22, 2001, the Company extended an offer of employment to Frederick Silny (the "Silny Letter"). Pursuant to the Silny Letter, Mr. Silny receives a base salary of $300,000 per year. In addition, the Silny Letter provides for annual bonuses to be determined in accordance with the Company's Annual Incentive Bonus Plan. Pursuant to the Silny Letter, Mr. Silny was granted incentive stock options to purchase 71,685 shares of Common Stock and non-qualified stock options to purchase 8,315 shares of Common Stock under the 1996 Equity Incentive Plan which vest over a period of four years beginning on the first anniversary of the date of grant. In addition, Mr. Silny was granted 10,000 shares of restricted Common Stock under the 1996 Equity Incentive Plan which vest over a three year period beginning on the first anniversary of the date of grant. The Silny Letter also provides for a severance payment in an amount equal to six months of base salary and health and disability benefits, upon termination of Mr. Silny's employment by the Company for reasons other than for cause. The amount of the severance payment that would be due to Mr. Silny is also subject to offset equal to any amounts that he earns from other employment during the period ending six months after his termination.

      On October 31, 2001, Nancy Shachtman relinquished her duties as an executive officer of the Company and resigned her employment effective February 28, 2002. The Company agreed to pay Ms. Shactman's full salary from November 1, 2001, through February 28, 2002, plus a severance payment equal to two months' salary. In addition, the Company agreed to pay severance beginning May 1, 2002, in accordance with its regular payroll policies, and continuing for six months at a rate equal to Ms. Shachtman's salary as of October 31, 2001; provided, however, that any payments after May 1, 2002, are subject to offset from income earned from other employment.

                            COMPENSATION OF DIRECTORS

      Directors who are employees of the Company receive no additional compensation for serving on the Board of Directors.

      During the 2001 fiscal year, directors who were not employees of the Company were entitled to receive an annual retainer fee of $20,000 for their services and attendance fees of $1,500 per Board meeting and $1,000 (committee chairman) or $750 (committee member) per committee meeting attended. Annual retainer fees may, however, be waived in exchange for non-qualified options to purchase a number of shares of Common Stock equal in value to 2 1/2 times that of the fees so waived. The aggregate exercise price of these options is equal to the closing market price of the Common Stock on the day of the grant. The options will become exercisable in 25% installments on the first day of each of the four fiscal quarters following the date of grant. Pursuant to the Company's Amended and Restated 1996 Non-Employee Directors' Stock Option Plan ("1996 Plan"), if there is a change in control of the Company (as defined in the 1996
Plan), all options become immediately exercisable. Further, during the 2001 fiscal year, pursuant to the 1996 Plan, each non-employee director of the Company received an additional 1,500 shares of Common Stock and is entitled to receive similar grants of stock on the first business day of each calendar year thereafter. All directors are reimbursed for expenses incurred in connection with attendance at Board or committee meetings.

      In addition, pursuant to the 1996 Plan, each non-employee director of the Company, upon joining the Board of Directors, will receive non-qualified options to purchase 10,000 shares of Common Stock and will receive non-qualified options to purchase an additional 3,000 shares of Common Stock on the first day of each fiscal year thereafter. The exercise price of such options was equal to 85% of the fair market value of the Common Stock on the respective date of grant and the term of the options will be for ten years. The options will become exercisable in 25% installments on each of the first four anniversaries of the date of grant, provided that the options will immediately become exercisable in full upon the occurrence of a change in control of the Company. Further, pursuant to the 1996 Plan, each non-employee director of the Company, upon joining the Board of Directors, will receive 1,500 shares of Common Stock. No new directors were appointed or elected during the 2001 fiscal year.

      In March 2002, the Board of Directors approved a new outside director compensation plan (the "New Director Compensation Plan") which will take effect at the Annual Meeting for all continuing directors and for any newly elected or appointed directors after the Annual Meeting. Under the New Director Compensation Plan directors who were not employees of the Company ("Non-Employee Directors") will be entitled to receive an annual retainer fee of $30,000, plus $5,000 annual retainer for each chair of each committee, for their services and attendance fees of $1,500 per Board meeting and $750 per committee member per committee meeting attended. Annual retainer fees may, however, be waived in exchange for non-qualified options to purchase a number of shares of Common Stock equal in value to 2 1/2 times that of the fees so waived. The aggregate exercise price of these options is equal to the closing market price of the Common Stock on the day of the grant. The options will become exercisable in 25% installments on the first day of each of the four fiscal quarters following the date of grant. Pursuant to the 1996 Plan, if there is a change in control of the Company (as defined in the 1996 Plan), all options become immediately exercisable. Further, under the New Director Compensation Plan, pursuant to the 1996 Plan, each Non-Employee Director of the Company will receive an additional 2,000 shares of restricted Common Stock which vest in full on the earlier of the second anniversary of the date of issuance or on the last day of such Non-Employee Director's term if such terms is served in full. In addition, each Non-Employee Director is entitled to receive similar grants of restricted stock on the first business day of each calendar year thereafter. All Non-Employee Directors are reimbursed for expenses incurred in connection with attendance at Board or committee meetings.

      In addition, under the New Director Compensation Plan and pursuant to the 1996 Plan, each Non-Employee Director of the Company, upon joining the Board of Directors, will receive non-qualified options to purchase 12,000 shares of Common Stock and will receive non-qualified options to purchase an additional 7,500 shares of Common Stock on the first day of each fiscal year thereafter. The exercise price of such options will be equal to the fair market value of the Common Stock on the respective date of grant and the term of the options will be for ten years. The options will become exercisable in 25% installments on each of the first four anniversaries of the date of grant, provided that the options will immediately become exercisable in full upon the occurrence of a change in control of the Company. Further, pursuant to the 1996 Plan, each Non-Employee director of the Company, upon joining the Board of Directors, will receive 2,000 shares of restricted Common Stock which vest in full on the earlier of the second anniversary of the date of issuance or on the last day of such Non-Employee Director's term if such terms is served in full.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The members of the Compensation Committee during 2001 were Mr. Davis, as Chairman, Mr. Isaacs, Ms. Kane and Mr. Socol. None of the executive officers of the Company served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity during the fiscal year ended December 31, 2001.

                          COMPENSATION COMMITTEE REPORT

      The report of the Compensation Committee of the Board of Directors with respect to compensation in fiscal 2001 is as follows:

COMPENSATION PHILOSOPHY

      The initial framework of compensation paid to the Company's executive officers was determined at the time of the IPO. Based on discussions with the Company's investment bankers and an independent compensation consultant and based on comparisons with other companies in the textile industry, the Board of Directors established ranges of salary, bonus and stock option compensation for its executive officers. The Company established a Compensation Committee during 1997 which now has responsibilities over the Company's formal policies for executive compensation. In its hiring practices, the Company seeks to obtain the services of the most highly qualified individuals in the industry, and has provided compensation accordingly.

COMPONENTS OF COMPENSATION

      The principal components of executive officer compensation are generally as follows:

      BASE SALARY. The base salary of certain of the Named Executive Officers is fixed pursuant to the terms of their respective Employment Agreements. See " - Employment Agreements."

      ANNUAL PERFORMANCE BONUS. Annual bonuses are payable to the Company's executive officers under the Company's Annual Incentive Bonus Plan (the "Bonus Plan") based on the Company's achievement of certain pre-set corporate financial performance targets established for the fiscal year. The Company failed to meet the Bonus Plan's financial targets for the 2001 fiscal year; accordingly, no bonus was payable under the Bonus Plan with respect to fiscal 2001. Maurice, Paul and Armand Marciano agreed to reduce their 2001 compensation by the amount of the bonuses paid to them in 2000. See "Executive Compensation - Summary Compensation Table."

      LONG-TERM INCENTIVE COMPENSATION. Long-term incentives are provided through stock option grants and other stock-based awards under the Bonus Plan. Awards under the Bonus Plan are designed to further align the interests of each executive officer with those of the stockholders and provide each officer with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the Company's business.

      COMPENSATION OF THE CO-CHIEF EXECUTIVE OFFICERS. Pursuant to the terms of each of their employment agreements entered into at the time of the IPO, Maurice Marciano and Paul Marciano each receive a base salary of $900,000 per year. Their annual target bonus under the Bonus Plan is equal to 100% of each of their base salaries. Messrs. Marciano, major stockholders in the Company, have not been granted any options to purchase shares of Common Stock. Messrs. Marciano each agreed to reduce their 2001 compensation by the amounts of their 2000 annual bonus compensation and received a salary of $540,000. The company did not meet its financial targets and, therefore, no bonuses were paid to Messrs. Marciano.

      COMPENSATION OF THE PRESIDENT AND CHIEF OPERATING OFFICER. Pursuant to the terms of his employment agreement, entered into in November 2000, Carlos Alberini receives a base salary of $650,000 per year. In addition, Mr. Alberini was entitled to receive a guaranteed bonus equal to $260,000 payable in two prorated installments (December 31, 2000 and December 11, 2001) provided that Mr. Alberini is employed with the Company through the applicable installment date. Mr. Alberini subsequently waived his right to receive the 2001 installment. In addition, Mr. Alberini is entitled to receive an annual bonus under the Bonus Plan, with the minimum expected target bonus to be 70% of base salary, up to a maximum bonus of 120% of base salary if the applicable performance goals are met. The company did not meet its financial targets in 2001 and, therefore, no bonus was paid to Mr. Alberini.

      COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M). Section 162(m) of the Internal Revenue Code of 1986, as amended, generally provides that publicly held companies may not deduct compensation paid to certain of their top executive officers to the extent such compensation exceeds $1 million per officer in any year. However, pursuant to regulations issued by the Treasury Department, certain limited exceptions to Section 162(m) apply with respect to "qualified performance-based compensation" and to compensation paid in certain circumstances by companies in the first few years following their IPO. The Company has taken steps to provide that these exceptions will apply to compensation paid to its executive officers, and the Company will continue to monitor the applicability of Section 162(m) to its ongoing compensation arrangements.

                                       By the Compensation Committee,

                                       Robert Davis Alice
                                       Kane Howard Socol
                                       Bryan Isaacs

                             STOCK PERFORMANCE GRAPH

      The Securities and Exchange Commission requires the Company to present a graph comparing the cumulative total stockholder return on its shares with the cumulative total stockholder return on (1) a broad equity market index and (2) a published industry index or peer group.

      The Stock Price Performance Graph below compares the cumulative total stockholder return on the Common Stock from January 1, 1997 to December 31, 2001 with the return on the Standard and Poor's 500 Stock Index ("S&P 500 Index") and the Standard and Poor's Textiles Index ("S&P Textiles"). The stock price performance shown is not necessarily indicative of future price performance.

                  COMPARES 5-YEAR CUMULATIVE TOTAL RETURN AMONG
                   GUESS?, S&P 500 INDEX AND S&P TEXTILE INDEX







                              [ PERFORMANCE GRAPH ]






----------------------------- -------- -------- --------- -------- -------- ---------
                               DEC-96    DEC-97   DEC-98    DEC-99   DEC-00   DEC-01
----------------------------- -------- -------- --------- -------- -------- ---------
GUESS INC.                     $100      $ 48     $ 33      $151     $ 37     $ 52
----------------------------- -------- -------- --------- -------- -------- ---------
S&P 500 INDEX                  $100      $133     $171      $208     $189     $166
----------------------------- -------- -------- --------- -------- -------- ---------
S&P TEXTILES (APPAREL) INDEX   $100      $108     $ 93      $ 70     $ 83     $ 78
----------------------------- -------- -------- --------- -------- -------- ---------

                                  OTHER MATTERS

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and any beneficial owner of more than ten percent of a registered class of the Company's equity securities, to file reports (Forms 3, 4 and 5) of stock ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and beneficial owners of more than ten percent of the Company's stock are required by Securities and Exchange Commission regulation to furnish the Company with copies of all such forms that they file.

      Based solely on the Company's review of the copies of Forms 3, 4 and 5 and the amendments thereto received by it for the year ended December 31, 2001, or written representations from certain reporting persons that no Forms 5 were required to be filed by those persons, the Company believes that during the period ended December 31, 2001, all filing requirements were complied with by its executive officers, directors and beneficial owners of more than ten percent of the Company's Common Stock.

STOCKHOLDERS' PROPOSALS

      Proposals of stockholders intended to be presented at the 2003 annual meeting of stockholders must be received by the Company, marked to the attention of the Secretary, no earlier than February 12, 2003 and no later than March 14, 2003. Proposals must comply with the requirements as to form and substance established by the Securities and Exchange Commission for proposals in order to be included in the Proxy Statement; provided, however, if no annual meeting is held in the prior year or the date of the annual meeting is changed by more than 30 days from the date contemplated at this time, notice by a shareholder must be so received not later than the close of business on the 10th day following the day on which a notice of the date of the meeting is mailed or a public announcement thereof is made.

                                               THE BOARD OF DIRECTORS

Los Angeles, California
April 12, 2002

                      [This Page Intentionally Left Blank]

                                                                        APPENDIX

                                  GUESS?, INC.

                        2002 EMPLOYEE STOCK PURCHASE PLAN

1. PURPOSE. The purpose of the Plan is to provide employees of the Company with an opportunity to purchase Common Stock of the Corporation through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2.    DEFINITIONS

      (a)   "Board" shall mean the Board of Directors of the Corporation.

      (b)   "Code" shall mean the Internal Revenue Code of 1986, as amended.

      (c)   "Commission" shall mean the Securities and Exchange Commission.

      (d) "Committee" shall mean the Committee appointed by the Board to administer the Plan pursuant to Section 14.

      (e)   "Common Stock" shall mean the Common Stock of the Corporation.

      (f) "Company" shall mean the Corporation and any of its Designated Subsidiaries.

      (g) "Compensation" shall have the same meaning as given under the Guess?, Inc. Savings Plan or such other definition as may be determined by the Committee.

      (h)   "Corporation" shall mean Guess?, Inc., a Delaware corporation

      (i) "Designated Subsidiary" shall mean any Subsidiary which has been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

      (j) "Employee" shall mean any individual who is an Employee of the Company for tax purposes and whose customary employment with the Company is at least twenty (20) hours per week and more than five
            (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds ninety (90) days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the ninety-first (91st) day of such leave.

      (k)   "Enrollment Date" shall mean the first day of each Offering Period.

      (l) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

      (m)   "Exercise Date" shall mean the last day of each Offering Period.

      (n) "Fair Market Value" shall mean, on any given date, the value of Common Stock determined as follows:

            (i) if the Common Stock is listed or admitted to trade on a national securities exchange, the closing price of the shares of Common Stock on the Composite Tape, as published in the Western Edition of The Wall Street Journal, of the principal national securities exchange on which the Common Stock is so listed or admitted to trade, on such date;

            (ii) if the Common Stock is not listed or admitted to trade on a national securities exchange, the last price for the Common Stock on such date, as furnished by the National Association of Securities Dealers, Inc. ("NASD") through the NASDAQ National Market Reporting System or a similar organization if the NASD is no longer reporting such information;

            (iii) if the Common Stock is not listed or admitted to trade on a national securities exchange and is not reported on the National Market Reporting System, the mean between the bid and asked price for the Common Stock on such date, as furnished by the NASD or a similar organization; or

            (iv) if the Common Stock is not listed or admitted to trade on a national securities exchange, is not reported on the National Market Reporting System and if bid and asked prices for the stock are not furnished by the NASD or a similar organization, the value as established by the Board at such time for purposes of this Plan.

      (o) "Offering Period" shall mean a period of approximately three (3) months, commencing on (i) the first Trading Day on or after March 1 and terminating on the last Trading Day in the period ending the following May 31, (ii) commencing on the first Trading Day on or after June 1 and terminating on the last Trading Day in the period ending the following August 31, (iii) commencing on the first Trading Day on or after September 1 and terminating on the last Trading Day in the period ending the following November 30, or (iv) commencing on the first Trading Day on or after December 1 and terminating on the last Trading Day in the period ending the following the last calendar day of the month of February. The duration of Offering Periods may be changed pursuant to Section 4 of this Plan.

      (p)   "Plan" shall mean this 2002 Employee Stock Purchase Plan.

      (q) "Purchase Price" shall mean an amount equal to eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower.

      (r) "Reserves" shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

      (s)   "Rule 16b-3" means Rule 16b-3 as promulgated by the Commission under
            Section 16 of the Exchange Act, as amended from time to time.

      (t) "Subsidiary" shall mean a corporation, domestic or foreign, of which not less than fifty percent (50%) of the voting shares are held by the Corporation or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Corporation or a Subsidiary.

      (u) "Trading Day" shall mean a day on which national stock exchanges and the Nasdaq System are open for trading.

3.    ELIGIBILITY.

      (a) Any Employee who shall be employed by the Company on a given Enrollment Date shall be eligible to participate in the Plan for the corresponding Offering Period.

      (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to
            Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options (granted under this Plan or otherwise) to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any parent corporation (if any) or any Subsidiary, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and its parent corporation (if any) and its Subsidiaries qualified under Section 423 of the Code accrues at a rate which exceeds Twenty-Five Thousand Dollars ($25,000.00) worth of stock (determined at the Fair Market Value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4. OFFERING PERIODS. The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day on or after March 1, June 1, September 1 and December 1 each year, or on such other date as the Board shall determine, and continuing thereafter until terminated in accordance with Section 20 hereof. The Board shall have the power to change the duration of Offering Periods (not to exceed 27 months), including the commencement dates thereof, with respect to future offerings without stockholder approval if such change is announced at least five (5) days prior to the beginning of the first Offering Period to be affected thereafter.

5.    PARTICIPATION.

      (a) An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form of Exhibit A to this Plan. Such subscription agreement must be filed with the Company at least five (5) business days prior to the applicable Enrollment Date (or such other date as the Committee may designate).

      (b) Payroll deductions for a participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.

      (c) For purposes of this Plan, if a Designated Subsidiary ceases to be a Subsidiary, each person employed by that Subsidiary will be deemed to have terminated employment for purposes of this Plan and will no longer be an Employee unless the person continues as an Employee in respect of another Company entity.

6.    PAYROLL DEDUCTIONS.

      (a) At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not less than one percent (1%) and not in excess of fifteen percent (15%) of the Employee's Compensation during the Offering Period.

      (b) Subject to Section 6(a), all payroll deductions made for a participant shall be credited to his or her account under the Plan and shall be withheld in whole percentages or as a fixed dollar amount. A participant may not make any additional payments into such account.

      (c) A participant may discontinue his or her participation in the Plan as provided in Section 10 hereof. A participant's subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof or by filing a new subscription agreement with the Company at least five (5) business days prior to the Enrollment Date of the immediately following Offering Period (or such other date as the Committee may designate).

      (d) Notwithstanding the foregoing, to the extent necessary to comply with Section 7 hereof or Section 423(b)(8) of the Code and Section 3(b) hereof, a participant's payroll deductions may be decreased to zero percent (0%) at any time during an Offering Period. Payroll deductions shall recommence at the rate provided in such participant's subscription agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10 hereof.

      (e) At the time the option is exercised, in whole or in part, or at the time some or all of the Company's Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company's federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the participant's compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee. Notwithstanding anything herein to the contrary, with respect to any withholding obligation that may arise upon the exercise of an option, the Company may, but shall not be obligated to, deduct from a participant's account balance as of an Exercise Date, before the exercise of the participant's option is given effect, the amount which the Company reasonably determines to be required to withhold with respect to such exercise. In such event, the maximum number of whole shares subject to the option (subject to the other limits set forth in the Plan) shall be purchased at the Purchase Price with the balance of the participant's account (after reduction for the tax withholding amount).

7. GRANT OF OPTION. On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date of such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company's Common Stock determined by dividing such Employee's payroll deductions accumulated prior to such Exercise Date and retained in the Participant's account as of the Exercise Date by the applicable Purchase Price; provided that, in no event, shall an Employee be permitted to purchase during each Offering Period more than 100,000 shares (subject to any adjustment pursuant to Section 19), and provided further that such purchase shall be subject to the limitations set forth in Section 3(b) and 13 hereof. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof. The Option shall expire on the last day of the Offering Period.

8. EXERCISE OF OPTION. Unless a participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares shall be purchased; any payroll deductions accumulated in a participant's account which are not sufficient to purchase a full share shall be retained in the participant's account for the subsequent Offering Period, subject to earlier withdrawal by the participant as provided in Section 10 hereof. Any other monies left over in a participant's account after the Exercise Date shall be returned to the participant unless the participant requests such funds to be rolled over to the next offering period. During a participant's lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her.

9. DELIVERY. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to each participant, as appropriate, or to a record keeping service of a certificate representing the shares purchased upon exercise of his or her option.

10.   WITHDRAWAL.

      (a) A participant may withdraw all but not less than all the payroll deductions credited to his or her account during an Offering Period and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company in the form of Exhibit B to this Plan. A withdrawal election pursuant to this Section 10(a) with respect to an Offering Period shall be effective if it is received by the Company no later than two (2) business days prior to the Exercise Date of that Offering Period. All of the participant's payroll deductions credited to his or her account shall be paid to such participant promptly after receipt of notice of withdrawal and such participant's option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement. A participant may also withdraw from participation in a succeeding Offering Period by giving written notice to the Company in the form of Exhibit B, provided that the notice of withdrawal is received by the Company no later than one (1) business day prior to the Enrollment Date of the succeeding Offering Period (or such other date as the Committee may designate).

      (b) A participant's withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

11. TERMINATION OF EMPLOYMENT. Upon a participant's ceasing to be an Employee for any reason, he or she shall be deemed to have elected to exercise his or her option at the next Exercise Date unless the participant gives notice to the Company at least two (2) business days prior to the applicable Exercise Date (or such other date as the Committee may designate) in the form of Exhibit C to this Plan. Upon the participant's timely filing of such notice, the participant shall be withdrawn from the Plan and the payroll deductions credited to such participant's account during the Offering Period but not yet used to exercise the option shall be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15 hereof, and such participant's option shall be automatically terminated. The preceding sentence notwithstanding, a participant who receives payment in lieu of notice of termination of employment shall be treated as continuing to be an Employee for the participant's customary number of hours per week of employment during the period in which the participant is subject to such payment in lieu of notice.

12. INTEREST. No interest shall accrue on the payroll deductions of a participant in the Plan.

13.   STOCK.

      (a) The maximum number of shares of the Common Stock which shall be made available for sale under the Plan shall be two million (2,000,000) shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof. If, on a given Exercise Date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

      (b) The participant shall have no interest or voting right in shares covered by his option until such option has been exercised.

      (c) Shares to be delivered to a participant under the Plan shall be registered in the name of the participant or in the name of the participant and his or her spouse.

14.   ADMINISTRATION.

      (a) The Board shall appoint the Committee, which shall be composed of not less than two members of the Board. Each member of the Committee, in respect of any transaction at a time when an affected participant may be subject to Section 16 of the Exchange Act, shall be a "non-employee director" within the meaning of Rule 16b-3. The Board may, at any time, increase or decrease the number of members of the Committee, may remove from membership on the Committee all or any portion of its members, and may appoint such person or persons as it desires to fill any vacancy existing on the Committee, whether caused by removal, resignation, or otherwise. The Board may also, at any time, assume or change the administration of this Plan.

      (b) The Committee shall supervise and administer this Plan and shall have full power and discretion to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of this Plan and not inconsistent with the terms of this Plan, and to make all other determinations necessary or advisable for the administration of this Plan. The Committee shall act by majority vote or by unanimous written consent. No member of the Committee shall be entitled to act on or decide any matter relating solely to himself or herself or solely to any of his or her rights or benefits under this Plan. The Committee shall have full power and discretionary authority to construe and interpret the terms and conditions of this Plan, which construction or interpretation shall be final and binding on all parties including the Company, participants and beneficiaries. The Committee may delegate ministerial non-discretionary functions to third parties, including individuals who are officers or employees of the Company.

      (c) Subject only to compliance with the express provisions hereof, the Board and Committee may act in their absolute discretion in matters within their authority related to this Plan. Any action taken by, or inaction of, the Company, any Designated Subsidiary, the Board or the Committee relating or pursuant to this Plan shall be within the absolute discretion of that entity or body and will be conclusive and binding upon all persons. In making any determination or in taking or not taking any action under this Plan, the Board or Committee, as the case may be, may obtain and may rely on the advice of experts, including professional advisors to the Company. No member of the Board or Committee, or officer or agent of the Company, will be liable for any action, omission or decision under the Plan taken, made or omitted in good faith.

15.   DESIGNATION OF BENEFICIARY.

      (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

      (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in it discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

16. TRANSFERABILITY. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with
      Section 10 hereof.

17. USE OF FUNDS. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

18. REPORTS. Individual accounts shall be maintained for each participant in the Plan. Statements of account shall be given to participating Employees as soon as administratively practicable following each Exercise Date, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

19. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, LIQUIDATION, MERGER OR ASSET SALE.

      (a) CHANGES IN CAPITALIZATION. Subject to any required action by the stockholders of the Company, the Reserves, the maximum number of shares each participant may purchase per Offering Period (pursuant to Section 7), as well as the price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of Company shall not be deemed to have been "effected without receipt of consideration". Such adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

      (b) DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the "New Exercise Date"), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The new Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant's option has been changed to the New Exercise Date and that that participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

      (c) MERGER OR ASSET SALE. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the Offering Period then in progress shall be shortened by setting a New Exercise Date and shall end on the New Exercise Date. The New Exercise Date shall be before the date of the Company's proposed sale or merger. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant's option has been changed to the New Exercise Date and that the participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

20.   AMENDMENT OR TERMINATION.

      (a) The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 19 hereof, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board of Directors on any Exercise Date if the Board determines that the termination of the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 19 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain stockholder approval in such a manner and to such a degree as required.

      (b) Without stockholder consent and without regard to whether any participant rights may be considered to have been "adversely affected," the Board (or its committee) shall be entitled to change the Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment period and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

21. NOTICES. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

      As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

23.   TERM OF PLAN.

      (a) The Plan shall become effective upon its adoption by the Board. No new Offering Periods shall commence on after the day before the tenth (10th) anniversary of the effective date of the Plan and the Plan shall terminate as of the Exercise Date on or immediately following such date unless sooner terminated under Section 20 hereof.

      (b) Notwithstanding anything else contained herein to the contrary, the effectiveness of the Plan is subject to the approval of this Plan by the stockholders of the Company within twelve (12) months after the effective date of the Plan.

24.   EMPLOYEES' RIGHTS.

      (a) Nothing in this Plan (or in any other documents related to this Plan) will confer upon any Employee or participant any right to continue in the employ or other service of the Company, constitute any contract or agreement of employment or other service or effect an employee's status as an employee at will, nor shall interfere in any way with the right of the Company to change such person's compensation or other benefits or to terminate his or her employment or other service with or without cause. Nothing contained in this
            Section 24(a), however, is intended to adversely affect any express independent right of any such person under a separate employment or service contract other than a subscription agreement.

      (b) No participant or other person will have any right, title or interest in any fund or in any specific asset (including shares) of the Company by reason of any option hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan will create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company and any participant or other person. To the extent that a participant or other person acquires a right to receive payment pursuant to this Plan, such right will be no greater than the right of any unsecured general creditor of the Corporation. No special or separate reserve, fund or deposit will be made to assure any such payment.

      (c) A participant will not be entitled to any privilege of stock ownership as to any shares not actually delivered to and held of record by the participant. No adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.

25.   MISCELLANEOUS.

      (a) This Plan, the options, and related documents shall be governed by, and construed in accordance with, the laws of the State of Delaware. If any provision shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

      (b) Captions and headings are given to the sections of this Plan solely as a convenience to facilitate reference. Such captions and headings shall not be deemed in any way material or relevant to the construction of interpretation of this Plan or any provision hereof.

      (c) The adoption of this Plan shall not affect any other Company compensation or incentive plans in effect. Nothing in this Plan will limit or be deemed to limit the authority of the Board or Committee
            (i) to establish any other forms of incentives or compensation for employees of the Company (with or without reference to the Common Stock), or (ii) to grant or assume options (outside the scope of and in addition to those contemplated by this Plan) in connection with any proper corporate purpose; to the extent consistent with any other plan or authority.

      (d) Benefits received by a participant under an option granted pursuant to this Plan shall not be deemed a part of the participant's compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Company, except where the Committee or the Board expressly otherwise provides or authorizes in writing.

26. NOTICE OF SALE. Any person who has acquired shares under this Plan shall give prompt written notice to the Company of the sale or other transfer of the shares if such sale or transfer occurs (i) within the two (2) year period after the Enrollment Date (date the option is granted) of the Offering Period with respect to which such shares were acquired or (ii) within the twelve (12) month period after the Exercise Date of the Offering Period with respect to with such shares were acquired.

                                     ******

Adoption
Adopted by the Board of Directors on January 4, 2002 Adopted
by the stockholders on [              ]
                        --------------

                                    EXHIBIT A
                                    ---------
                             Subscription Agreement

                                  GUESS?, INC.
                        2002 EMPLOYEE STOCK PURCHASE PLAN
                             SUBSCRIPTION AGREEMENT

        Original Application
-------
        Change in Payroll Deduction Rate
-------
        Change in Beneficiary(ies)
-------

1. I, ________________________, hereby elect to participate in the GUESS?, INC. 2002 Employee Stock Purchase Plan (the "Plan") for the next Offering Period, and subscribe to purchase shares of the Company's Common Stock in accordance with this Subscription Agreement and the Plan.

2. I elect to have contributions in the amount of _____% of my Compensation, as defined in the Plan, applied to this purchase. I understand that this amount must not be less than 1% and not more than 15% of my Compensation during the Offering Period. (Please note that no fractional percentages are permitted).

3. I hereby authorize payroll deductions from each paycheck during the Offering Period at the rate stated in Item 2 of this Subscription Agreement. I understand that all payroll deductions made by me shall be credited to my account under the Plan and that I may not make any additional payments into such account. I understand that all payments made by me shall be accumulated for the purchase of shares of Common Stock at the applicable purchase price determined in accordance with the Plan. I further understand that, except as otherwise set forth in the Plan, shares will be purchased for me automatically on the Exercise Date of each Offering Period unless I otherwise withdraw from the Plan by giving written notice to the Company's Legal Department no later than two (2) business days before an Exercise Date for such purpose.

4. I acknowledge that, unless I discontinue my participation in the Plan by filing a notice of withdrawal with the Company as provided in Section 10 of the Plan, my election will continue to be effective for each successive Offering Period. I understand that I may withdraw my participation in the Plan at any time prior to an Exercise Date by giving written notice to the Company's Legal Department no later than two (2) business days before such Exercise Date for such purposes. I also understand that I may not increase or decrease the rate of my contributions during any Offering Period; however, I may change the rate of contributions for future Offering Periods by filing a new Subscription Agreement with the Company's Legal Department no later than five (5) business days prior to the next Offering Period, and any such change will be effective as of the Enrollment Date of the next Offering Period.

5. I have received a copy of the Company's most recent Prospectus for the Plan and a copy of the complete "Guess?, Inc. 2002 Employee Stock Purchase Plan." I understand that my participation in the Plan is in all respects subject to the terms of the Plan.

6. I understand that all Shares purchased for me under the Plan will be deposited into an account established by me at a brokerage chosen by the Company. I understand that if I wish to receive a physical share certificate or sell my shares, I may be required to pay a fee to the brokerage.

 7. In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all paymentsH and shares due to me under the Plan1:

NAME: (Please print)                   -----------------------------------------
                                       (First)           Middle)          (Last)

-------------------------------        -----------------------------------------
(Relationship)                        (Address)

                                       -----------------------------------------
----------------
1 If you are married and you name someone other than your spouse as your beneficiary, your spouse must consent to such designation by signing the Subscription Agreement in the space indicated on page two of this form.

8. I understand that if I dispose of any shares acquired by me pursuant to the Plan (i) within two (2) years after the Enrollment Date (the first day of the Offering Period with respect to which I purchased such shares) or
      (ii) within one (1) year after the Exercise Date of the Offering Period with respect to which I acquired such shares, I will be treated for federal income tax purposes as having received ordinary compensation income at the time of such disposition in an amount equal to the excess of the fair market value of the shares on the Exercise Date over the price which I paid for the shares, regardless of whether I disposed of the shares at a price less than their fair market value at the Exercise Date. The remainder of the gain or loss, if any, recognized on such disposition will be treated as capital gain or loss.

      I HEREBY AGREE TO NOTIFY THE COMPANY IN WRITING WITHIN 30 DAYS AFTER THE DATE OF ANY SUCH DISPOSITION, AND I WILL MAKE ADEQUATE PROVISION FOR FEDERAL, STATE OR OTHER TAX WITHHOLDING OBLIGATIONS, IF ANY, WHICH ARISE UPON THE DISPOSITION OF THE COMMON STOCK. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to the sale or early disposition of Common Stock by me.

9. If I dispose of such shares at any time after expiration of the 2-year and 1-year holding periods, I understand that I will be treated for federal income tax purposes as having received compensation income only to the extent of an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares under the option, or (2) the amount by which the fair market value of the shares on the Enrollment Date exceeded the purchase price that I paid for the shares (calculated as though the option was exercised on the Enrollment Date of the Offering Period). The remainder of the gain or loss, if any, recognized on such disposition will be treated as capital gain or loss.

      I UNDERSTAND THAT THIS TAX SUMMARY IS ONLY A SUMMARY, IS NOT A COMPLETE DESCRIPTION OF THE TAX CONSEQUENCES RELATING TO THE DISPOSITION OF SHARES THAT MAY BE ACQUIRED UNDER THE PLAN AND IS SUBJECT TO CHANGE. I further understand that I should consult a tax advisor concerning the tax implications of the purchase and sale of stock under the Plan.

10. I hereby agree to be bound by the terms of the Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Plan.

SIGNATURE:


----------------------------------------------
(Signature)


----------------------------------------------
(Print Name)


EMPLOYEE ID NUMBER:
                   ---------------------------
DATE:
     -----------------------------------------


SPOUSE'S SIGNATURE (necessary only if beneficiary is not spouse):

I hereby consent to the designation made by my spouse to have any amounts available and/or payable under the Plan in the event of his or her death paid to the persons listed on this form in the manner and circumstances described in this form.

----------------------------------------------
(Signature)


----------------------------------------------
(Print Name)

                                   EXHIBIT B
                                   ---------
                                Withdrawal Notice

                                  GUESS?, INC.
                        2002 EMPLOYEE STOCK PURCHASE PLAN
                              NOTICE OF WITHDRAWAL

      I, __________________________, hereby elect to withdraw my participation in the Guess?, Inc. 2002 Employee Stock Purchase Plan (the "Plan") for the

         ___ Current Offering Period or

         ___ Next Offering Period.

      This withdrawal covers all contributions credited to my account and is effective upon the Company's receipt of this Notice of Withdrawal.

      I understand that, in order for this Notice of Withdrawal to be effective for the current Offering Period, I must submit this form to the Company's Legal Department no later than two (2) business days before the Exercise Date of the current Offering Period. I understand that a Notice of Withdrawal form submitted after the second (2nd) business day before the end of the Offering Period but before the end of the Offering Period will be null and void unless I have selected "Next Offering Period" above.

      I understand that all contributions credited to my account will be paid to me within ten (10) business days of receipt by the Company of this Notice of Withdrawal and that my option for the current Offering Period will automatically terminate, and that no further contributions for the purchase of shares can be made by me during the Offering Period.

      The undersigned further understands and agrees that he or she shall be eligible to participate in succeeding Offering Periods only by delivering to the Company a new completed and signed Subscription Agreement.


Dated:
      --------------------                  ------------------------------------
                                            Signature of Employee

                                            ------------------------------------
                                            Employee ID Number

                                   EXHIBIT C
                                   ---------
                   Termination Notice and Request to Withdraw

                                  GUESS?, INC.
                        2002 EMPLOYEE STOCK PURCHASE PLAN
               NOTICE OF WITHDRAWAL UPON TERMINATION OF EMPLOYMENT

      I, __________________________, hereby elect to withdraw my participation in the Guess?, Inc. 2002 Employee Stock Purchase Plan (the "Plan") for the current Offering Period.

      This withdrawal covers all contributions credited to my account as of the date of my termination of employment with the Company and is effective when received by the Company.

      I understand that if I do not submit this form to the Company's Legal Department at least two (2) business days prior to the Exercise Date of the current Offering Period, any contributions I have made during the current Offering Period through and including my last date of employment with the Company will be used to purchase stock upon the Exercise Date of the current Offering Period in accordance with the Plan. By submitting this form to the Company, I am electing to withdraw from the Plan and receive a refund of my contributions.

      I understand that all contributions credited to my account will be paid to me within ten (10) business days of receipt by the Company of this Notice of Withdrawal Upon Termination of Employment and that my option for the current Offering Period will automatically terminate, and that no further contributions for the purchase of shares can be made by me during the Offering Period.

      The undersigned further understands and agrees that he or she shall no longer be eligible to participate in succeeding Offering Periods as a result of his or her termination of employment with the Company and its Designated Subsidiaries.


Dated:
      --------------------                  ------------------------------------
                                            Signature of Employee

                                            ------------------------------------
                                            Employee ID Number

                                     [LOGO]
                         ANNUAL MEETING OF STOCKHOLDERS
                           to be held on May 13, 2002
                                Le Meridien Hotel
                         465 South La Cienega Boulevard
                         Beverly Hills, California 90048
         Registration begins at 9:00 a.m. o Meeting begins at 10 00 a.m.
       Cameras and recording devices will not be allowed in the meeting.
                                ADMITTANCE TICKET
               This ticket entitles you, the stockholder, and one
                guest to attend this Annual Meeting. Seating will
                     be on a first come, first served basis.
--------------------------------------------------------------------------------
                  For wheelchair and hearing impaired seating,
                   please see a host/hostess for assistance.
--------------------------------------------------------------------------------
                       DIRECTIONS TO THE LE MERIDIEN HOTEL
                      MAIN TELEPHONE NUMBER: (310) 247-0400
                     FROM LOS ANGELES INTERNATIONAL AIRPORT
  Take Century Boulevard east to the 405 freeway north to the 10 freeway east, exit La Cienega Boulevard north.
                            (approximately 9 miles)
                            FROM DOWNTOWN LOS ANGELES
            Take the 10 freeway west, exit La Cienega Boulevard north
                            (approximately 12 miles)
                              FROM THE BEACH CITIES
    Take Pacific Coast Highway to the 10 freeway east, exit La Cienega north.
                             (approximately 6 miles)
                                 FROM HOLLYWOOD
            Take Sunset Boulevard west to La Cienega Boulevard south.
                             (approximately 2 miles)
If your shares are held of record by a broker, bank, or other nominee and you wish to attend the meeting, you must obtain a letter from the broker, bank, or other nominee confirming your beneficial ownership of the shares as of the record date and bring it to the meeting. In order to vote your shares at the meeting, you must obtain from the record holder a proxy issued in your name.

                                   DETACH HERE

                                      PROXY
                                  GUESS?, INC.
                                  COMMON STOCK
                 PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS

The undersigned hereby appoint(s) Carlos Alberini and Ralph W. Flick as proxies with full power of substitution, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side hereof, all shares of Common Stock of GUESS?, Inc. (the "Company") held of record by the undersigned on April 3, 2002 at the Annual Meeting of Stockholders to be held on May 13, 2002 at 10 a.m., pacific time, or any adjournments or postponements thereof, at the Le Meridien Hotel, 465 South La Cienega Boulevard, Beverly Hills, California 90048, and hereby revoke(s) any proxies heretofore given.

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR DIRECTORS, FOR THE APPROVAL OF THE 2002 EMPLOYEE STOCK PURCHASE PLAN, FOR THE RATIFICATION OF THE SELECTION OF KPMG LLP AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS AND, IN THE DISCRETION OF THE PROXY HOLDERS, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

This proxy is revocable and the undersigned may revoke it at any time prior to its exercise. Attendance of the undersigned at the above meeting or any adjourned or postponed session thereof will not be deemed to revoke this proxy unless the undersigned will indicate affirmatively thereat the intention of the undersigned to vote said shares in person.


/ SEE RESERVE /    CONTINUED AND TO BE SIGNED ON REVERSE SIDE    / SEE RESERVE /
    SIDE                                                              SIDE

GUESS?, INC.
C/O EQUISERVE
P.O. BOX 43068
PROVIDENCE, RI  02940














                                   DETACH HERE

     PLEASE MARK
|X|  VOTES AS IN
     THIS EXAMPLE.

THE BOARD OF DIRECTORS OF GUESS?, INC. RECOMMENDS A VOTE FOR ITEMS 1 AND 2 AND 3.

1.  Election of Director (term expiring in 2005)
    NOMIEES:   (01) Maurice Marciano
               (02) Howard Socol and (03) Howard Weitzman

                For         Withhold
                / /           / /



         --------------------------------------------
              For all nominees except as noted above


                                                                                   FOR    AGAINST   ABSTAIN

2.    To approve the Company's 2002 Employee Stock Purchase Plan


3. To ratify the appointment of KPMG LLP as the Company's independent certified public accountants for the 2002 fiscal year.

4.    In their discretion, the proxyholders are authorized to vote on such other matters that may properly come before this Annual Meeting or any adjournment or postponement thereof.


                 MARK HERE FOR             MARK HERE IF
               ADDRESS CHANGE AND        YOU PLAN TO ATTEND
                 NOTE BELOW                THE MEETING


IMPORTANT: Please sign exactly as your name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. When signing in a representative capacity, please sign in full corporate name by president or other authorized officer. If a partnership or limited liability company, please sign in the partnership or limited liability company name by and authorized person.

The undersigned hereby acknowledges receipt of notice of the Annual Meeting of the stockholders and a proxy statement for the Annual Meeting prior to the signing of this proxy.


Signature:                                   Date:              Signature:                                  Date:
          ----------------------------------      ------------            --------------------------------       ----------